Exhibit 2.1

Agreement and Plan of Merger, dated August 8, 2002, among Newtek Capital, Inc., Wilshire New York
Partners III, L.L.C., Comcap Holding Corp.,
Charles Freeman and Craig Reynolds, the Majority
Stockholders of Comcap Holding Corp. and The
Green Family Entities, and to be joined by SBA Holdings, Inc.

                          AGREEMENT AND PLAN OF MERGER
                                      among
                              NEWTEK CAPITAL, INC.,
                     WILSHIRE NEW YORK PARTNERS III, L.L.C.,
                              COMCAP HOLDINGS CORP.
                       CHARLES FREEMAN and CRAIG REYNOLDS,


             THE MAJORITY STOCKHOLDERS OF COMCAP HOLDINGS CORP. and
                         THE GREEN FAMILY ENTITIES, and
                               to be joined in by
                               SBA HOLDINGS, INC.
                                      Dated


                                 August 8, 2002

                          AGREEMENT AND PLAN OF MERGER

          This Agreement And Plan of Merger ("Agreement"), together with all the Exhibits, Schedules and other attachments is effective as of August 8, 2002 ("Effective Date") and is made among Newtek Capital, Inc., a New York corporation ("Newtek"), Wilshire New York Partners III, L.L.C., a New York limited liability company and wholly-owned subsidiary of Newtek ("Wilshire"), Comcap Holdings Corp., a Delaware corporation ("Comcap"), Craig Reynolds ("Reynolds") and Charles Freeman ("Freeman"), as the majority common stockholders of Comcap and the twelve trusts or corporations and one individual related to the Green family holding preferred stock and or a note issued by Comcap and identified on Exhibit A and referred to herein as the "Green Trusts" (Reynolds, the Green Trusts and Freeman are collectively referred to in this Agreement as the "Comcap Stockholders"). Newtek, Wilshire, Comcap and the Comcap Stockholders may be referred to in this Agreement individually as a "Party" and collectively as the "Parties."

                             PRELIMINARY STATEMENTS

          SBA Holdings, Inc., a New York corporation ("SBA Holdings") has been organized by Michael Dowd for the purpose of engaging in the business of making and dealing in loans to small businesses under programs generally available through the United States Small Business Administration ("SBA"); Newtek and Wilshire have entered into an agreement to acquire seventy five percent (75%), on a fully diluted basis, of all of the equity of SBA Holdings in exchange for a capital contribution to SBA Holdings of $2 million and the rights of Newtek and Wilshire to the acquisition of Comcap pursuant to this Agreement. SBA Holdings also intends to issue an additional twenty percent (20%), on a fully diluted basis, of its equity to a third party financial partner in exchange for an additional $2 million.

          The Boards of Directors of Newtek, SBA Holdings and Comcap, the Managers of Wilshire, and the stockholders of SBA Holdings have approved and authorized the acquisition of Comcap by Newtek through the merger of SBA Holdings with and into Comcap, pursuant to the terms hereof (the "Merger").

          Pursuant to the terms of this Agreement, all of the Comcap Common Stock and Comcap Preferred Stock, Series A and Series B (collectively, the "Comcap Stock"), outstanding at the Closing (as defined in herein), shall be exchanged for shares of Newtek Common Stock, par value $0.02 per share ("Newtek Common Stock"), as more fully provided in this Agreement.

          Comcap is the sole stockholder of Commercial Capital Corporation, a Delaware corporation ("CCC") and CCC Real Estate Holding Co., LLC, a Delaware limited liability company ("Comcap Real Estate"); and Comcap, CCC and Comcap Real Estate are referred to herein collectively as the Comcap Companies.

                                    AGREEMENT

          Now, therefore, in consideration of the premises and the mutual and dependent promises set forth, the Parties agree as follows:

                                    Article I

                                   ACQUISITION

     Section 1.01 Merger. As promptly as practicable following the satisfaction or waiver of the conditions to the Parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.02) and pursuant to the terms hereof, Comcap shall be merged with SBA Holdings. Comcap shall be the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence of SBA Holdings shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Comcap and SBA Holdings shall be vested in and assumed by Surviving Corporation.

     Section 1.02 Effective Time. The Merger shall be effected by filing certificates of merger, in the form attached hereto as Exhibit B, with the Secretaries of State of Delaware and New York in accordance with Delaware and New York law to become effective on the day of the Closing provided for in
Section 1.09 hereof. "Effective Time" shall mean the later of: (a) the actual time of filing of the certificate of merger with the Secretary of State of Delaware; and (b) the actual time of filing of the certificate of merger with the Secretary of State of New York.

     Section 1.03 Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of the Surviving Corporation shall be the Certificate of Incorporation and By-laws of Comcap as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

     Section 1.04 Directors of Surviving Corporation. The directors of SBA Holdings immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of Surviving Corporation.

     Section 1.05 Officers of Surviving Corporation. The officers of SBA Holdings immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.06 Conversion of Comcap Common and Preferred Stock.

          (a) At the Effective Time, each share of Comcap Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for 0.05616 shares of Newtek Common Stock.

          (b) At the Effective Time, each share of Comcap Preferred Stock, Series A issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for 4.6206 shares of Newtek Common Stock.

          (c) At the Effective Time, each share of Comcap Preferred Stock, Series B issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for 0.31867 shares of Newtek Common Stock.

          (d) As additional consideration to the holders of the possible rights to "put" their shares of Comcap Common Stock to Comcap, Newtek will distribute 2.8808 shares of Newtek Common Stock to the said holders for each share of Comcap Common Stock, for an aggregate of 48,551 shares of Newtek Common Stock provided that each and every such recipient shall have executed a waiver satisfactory in form to Newtek of any possible rights with respect to said Comcap Common Stock.

          (e) All shares of Newtek Common Stock issued in connection with the Merger shall be referred to as "Merger Shares." The aggregate number of Merger Shares to be issued shall be 463,450 shares of Newtek Common Stock, and shall be distributed as shown on Exhibit C. No fractional shares of Newtek Common Stock shall be issued and all shares of such stock to be issued will be rounded to the nearest whole number.

          (f) Certificates representing twenty percent (20%) of the Merger Shares issued to the Comcap Stockholders (the "Escrow Shares") shall be placed in escrow at the Closing pursuant to an escrow agreement in the form of Exhibit D (the "Escrow Agreement"), to be released to the Comcap Stockholders only under the circumstances described herein and therein.

     Section 1.07 Escrow. The Escrow Shares, which are to be placed in escrow on behalf of the Comcap Stockholders pursuant to the terms of the Escrow Agreement shall be released from escrow or returned to Newtek, pursuant to the terms of Sections 7.01 and 7.03 of this Agreement and the provisions set forth in the Escrow Agreement. The Comcap Stockholders shall have the right to vote and receive dividends with respect to the Escrow Shares but to the extent that dividends are declared and paid or accrued, as the case may be, with respect to the Escrow Shares, such dividends shall be held in escrow along with the Escrow Shares and delivered to the said holders at the time of and in proportion to the delivery of the Escrow Shares.

     Section 1.08. SBA Holdings Common Stock. Each share of common stock of SBA Holdings issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Corporation at the Effective Time.

     Section 1.09 Closing; Surrender of Certificates.

          (a) The parties shall agree to a mutually acceptable closing date, time and location ("Closing") that must be not later than ten (10) calendar days after receipt of all necessary regulatory approvals, including any mandatory waiting periods.

          (b) At the Closing, the Comcap Stockholders and all other holders of Comcap Stock shall: (i) surrender certificate(s) evidencing all the Comcap Stock ("Certificate(s)") to Wilshire in exchange for either the Merger Shares or placement of the Escrow Shares in escrow as provided herein; and (ii) deliver to Newtek and Wilshire written waivers and releases of Newtek, Wilshire and the Surviving Corporation (in form as attached hereto as Exhibit E) for any unpaid cumulative dividends, distributions or other claims with respect to the Comcap Stock or otherwise due and owing to such stockholders through the date of Closing.

     Section 1.10 The Green Trusts' Note. At Closing, The Green Trusts shall, in consideration of the receipt of the Merger Shares provided for the Comcap Preferred Stock, Series A, agree to cancellation of the Demand Promissory Note dated December 14, 2000 issued by Comcap, in the original principal amount of $285,714.28, and in consideration of the receipt of the Merger Shares provided for the Comcap Preferred Stock, Series B, agree to cancellation of the Demand Promissory Note dated December 14, 2000 issued by Comcap, in the original principal amount of $1,714,285.72, as well as the cancellation or waiver of all other obligations to the Green Trusts from Comcap or CCC, including accrued interest, penalties and dividends accrued or payable.

     Section 1.11 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 906 of the Business Corporation Law of The State of New York, as amended, and Section 259 of the Delaware General Corporation Law, as amended.

     Section 1.12 Additional Actions.

          (a) If, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Surviving Corporation, title to and possession of any property or right of Comcap acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, Comcap and its proper officers and directors, solely in their official capacity as officers and directors, shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Surviving Corporation are fully authorized in the name of Comcap or otherwise to take any and all such action.

          (b) By the execution hereof, the Comcap Stockholders (as defined above) agree to vote their shares of Comcap Common Stock and Comcap Preferred Stock in favor of the merger contemplated herein at such time as the matter is put to a vote of the Comcap stockholders.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF COMCAP AND
                             THE COMCAP STOCKHOLDERS

     In order to induce Newtek, SBA Holdings and Wilshire to enter this Agreement, Comcap and the Comcap Stockholders, severally and not jointly, represent and warrant that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (as though made then and though the Effective Time:

     Section 2.01 Organization and Standing.

          (a) Comcap is a corporation duly organized, existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted. Comcap is not in default of any provision of its Certificate of Incorporation, By-laws or other agreement relating to corporate governance or organization. Comcap is qualified to do business in each jurisdiction where the nature of its activities would require it to qualify, except where the failure to qualify would not have a material adverse effect on Comcap's or the Comcap Companies' business, financial condition or results of operations, individually or taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement ("Comcap Material Adverse Effect").

                  (b) CCC is a corporation duly organized, existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted. CCC is not in default of any provision of its Certificate of Incorporation, By-laws or other agreement relating to its governance or organization. CCC is qualified to do business in each jurisdiction where the nature of its activities would require it to qualify, except where the failure to qualify would not have a Comcap Material Adverse Effect.

                  (c) Comcap Real Estate is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted. Comcap Real Estate is not in default of any provision of its Certificate of Incorporation, By-laws or other agreement relating to its governance or organization. Comcap Real Estate is qualified to do business in each jurisdiction where the nature of its activities would require it to qualify, except where the failure to qualify would not have a Comcap Material Adverse Effect.

         Section 2.02 Corporate Power and Authority. Comcap has all requisite corporate power and authority to enter into and perform this Agreement. Comcap has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of Comcap, enforceable in accordance with its terms, subject only to the approval and adoption of any items required to be adopted by Comcap's board of directors and stockholders. Each Comcap Stockholder represents and warrants that this Agreement is valid and binding on him according to its terms and shall be binding on his heirs, personal representatives or assigns.

         Section 2.03 Conflicts; Consents and Approvals. Except as set forth on
Schedule 2.03, Comcap's execution or performance of this Agreement will not:

                  (a) result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the respective Certificates of Incorporation or By-laws of Comcap, CCC or Comcap Real Estate, or any agreement or obligation of Comcap, CCC or Comcap Real Estate; or

                  (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Comcap, CCC or Comcap Real Estate or their properties or assets.

         Section 2.04   Ownership of Comcap Companies' Stock and Capitalization.

                  (a) Schedule 2.04 sets forth the authorized, issued and outstanding capital stock of the Comcap Companies (collectively, the "Comcap Companies' Stock") and the names and address of the holders thereof. All shares of the Comcap Companies' Stock are legally and beneficially owned as set forth on Schedule 2.04.

                  (b) All shares of the Comcap Companies' Stock: (a) are duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (b) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, the Comcap Companies' respective Certificates of Organization or By-laws or any agreement, contract or other obligation to which any of the Comcap Companies or Comcap Stockholders is a party or is subject, and (c) were issued in accordance with all applicable federal and state securities' laws. The rights, privileges and preferences of the Comcap Companies' Stock are as stated in the respective Certificates of Incorporation of Comcap, CCC and Comcap Real Estate. Except as set forth in Schedule 2.04, there are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by any of the Comcap Companies or the Comcap Stockholders of any securities or interests of the Comcap Companies, nor are there outstanding any securities which are convertible into or exchangeable for shares or equity interests of any of the Comcap Companies.

                  (c) Except as set forth on Schedule 2.04, Comcap has no outstanding or authorized warrants, options, purchase rights, subscription rights, exchange rights or other contracts or commitments which could require Comcap to issue, sell or otherwise cause to be outstanding any of its capital stock.

         Section 2.05 No Transfer Restrictions. Except as set forth in Schedule 2.05, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which any Comcap Stockholder is a party or of which any Comcap Stockholder is aware which relate to or restrict the transfer of any of the shares of the Comcap Companies' Stock. Upon consummation of the Merger as contemplated by this Agreement, Wilshire will acquire good and marketable title to the Comcap Stock, free and clear of all liens, pledges, claims, security interests, encumbrances charges or restrictions of any kind, other than (i) those non-contractual transfer restrictions generally applicable under Delaware, New York and federal securities laws with respect to non-public transactions, and (ii) those set forth on Schedule 2.05.

         Section 2.06 Litigation. Except for the matter described in Schedule 2.06, there is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of Comcap, threatened against any of the Comcap Companies, which could have a Comcap Material Adverse Effect or a material adverse effect on Comcap's ability to execute and perform this Agreement.

         Section 2.07 Brokerage and Finder's Fees. Neither Comcap nor any of its directors, officers or employees has incurred, or will incur, any brokerage, finder's or similar fee in connection with the Merger or this Agreement which is the obligation of any of the Comcap Companies.

         Section 2.08 Regulatory Matters. CCC is the sole holder of a certain Small Business Lending Company License (the "SBA License") issued pursuant to the U.S. Small Business Administration's (the "SBA") Section 7(a) Guaranteed Loan Program. Except as set forth on Schedule 2.08, Comcap or CCC have not received any written or oral information from the SBA or any other administrative or regulatory governmental agency that grounds do or may exist for revocation of the SBA License nor is Comcap aware of the existence of any such grounds, and Comcap has complied, and is in compliance in all material respects, with all terms and conditions relating to the issuance of the SBA License and the continuance of business activities thereunder.

         Section 2.09 Environmental Matters. The Comcap Companies have at all times operated their respective businesses in compliance with all Environmental Laws, and no expenditures are or will be required in order to comply therewith. Except as disclosed in Schedule 2.09, the Comcap Companies have not received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental

Laws that will result in a Comcap Material Adverse Effect. In this Agreement "Environmental Laws" means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a Federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 690-1, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq.

         Section 2.10 Insurance. The Comcap Companies have been and are insured with respect to all aspects of their businesses in amounts and against any risks sufficient to comply with the law. Comcap has provided Newtek a true, correct and complete list of all insurance policies, including key man insurance, and bonds in which any of the Comcap Companies is named as an insured party or for which it has paid any premiums ("Policies"), and the list correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amount, if any, and the expiration date and premium amount of each policy or bond. All the Policies are listed on Schedule 2.10, are attached thereto, are currently in full force and effect and the Comcap Companies have received no notice of cancellation or termination for any policy. All premiums due and payable on the Policies have been paid.

         Section 2.11 Comcap's Officers and Employees. Except as disclosed in
Schedule 2.11, to the knowledge of Comcap and the Comcap Stockholders, no present or former director or officer of Comcap or 5 percent or more Comcap Stockholder has any financial interest, direct or indirect, in any vendor, client, or account of, or other outside business which has transactions with, any of the Comcap Companies involving consideration in excess of $10,000, in the aggregate. Neither Comcap nor any 5 percent or more Comcap Stockholder has any agreement or understanding with any person associated with or employed by any of the Comcap Companies which would influence that person not to remain associated with or employed by any of the Comcap Companies after the Closing or from serving Comcap after the Closing in a capacity similar to the capacity presently served.

Section 2.12 Audited and Unaudited Financial Statements. Comcap has furnished to Newtek Financial Statements (as defined below) of Comcap, CCC and Comcap Real Estate. The Financial Statements (including the related notes, where applicable) fairly present the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of Comcap, CCC and Comcap Real Estate for the respective periods or as of the respective dates therein set forth; and the Financial Statements (including the related notes, where applicable) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of the Comcap Companies are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements. "Financial Statements" as used in this Section 2.12 means (i) the audited balance sheets (including related notes and schedules, if any) of the Comcap Companies as of December 31, 2000 and December 31, 2001, and the unaudited balance sheets as of June 30, 2002, and the statements of operations, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of the Comcap Companies for the years ended

December 31, 2000 and December 31, 2001, together with the audit report of Arthur Anderson & Co. on the December 31, 2000 balance sheets. The unaudited balance sheet of Comcap as of June 30, 2002 is referred to as the "Latest Balance Sheet" and June 30, 2002 is the "Latest Balance Sheet Date."

         Section 2.13 Undisclosed Liabilities. The Comcap Companies have no liabilities or obligations of any nature except those of less than $1,000.00 and those:

                  (a) disclosed on Schedule 2.13;

                  (b) reflected in the Latest Balance Sheet which have not been paid or discharged since the Latest Balance Sheet Date; or

                  (c) current liabilities (including provisions for current and deferred income tax) incurred since the Latest Balance Sheet Date, in transactions entered into in the ordinary course of business as it has been conducted in the past six months, consistent with past practices which are properly reflected on the books and which are not inconsistent with this Agreement; or

                  (d) obligations to be performed in the ordinary course of business, consistent with past practice, under the Contracts (as defined in Section 2.22) or under agreements not required to be disclosed pursuant to
Section 2.22.

         Section 2.14 Absence of Certain Changes. Since the Latest Balance Sheet Date, other than those disclosed on Schedule 2.14, there has not been:

                  (a) any Comcap Material Adverse Effect, or anything which reasonably could be expected to result in a Comcap Material Adverse Effect, including, without limitation, a material adverse change relating to a relationship with an existing investor, borrower, or agent;

                  (b) any declaration relating to a distribution or payment to any Comcap Stockholder or any direct or indirect redemption, repurchase or other acquisition by Comcap of any Comcap Stock or any agreements to purchase or acquire any Comcap Stock, or the issuance of any option, warrant or right to acquire any Comcap Stock;

                  (c) any transaction entered into or carried out by any of the Comcap Companies other than in the ordinary and usual course of Comcap's business consistent with past practices;

                  (d) any borrowing or agreement to borrow funds, or incurring of any other obligation or liability of any type, except those incurred in the usual and ordinary course of the business of the Comcap Companies consistent with past practices, nor has any of the Comcap Companies endorsed, assumed or guaranteed any payment or performance of a loan or obligation of any other entity;

                  (e) any material change in the accounting procedures or practices of any of the Comcap Companies or changes in the method of application of those procedures or practices;

                  (f) any mortgage or other encumbrance of any type whatsoever imposed or agreed to be imposed on or with respect to the property or assets of any of the Comcap Companies;

                  (g) any disposition of any type whatsoever of any of the properties, rights or assets of any of the Comcap Companies;

                  (h) any loan, advance or equity investment made by any of the Comcap Companies to any entity except in the ordinary and usual course of business;

                  (i) any modification of any type whatsoever of any provision of an agreement with any entity other than in accordance with the terms of the agreement or in the usual and ordinary course of business;

                  (j) any labor dispute or disturbance adversely affecting the Comcap Companies' business operations or condition (financial or otherwise), including, without limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown;

                  (k) any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of any of the Comcap Companies; or

                  (l) any contract or agreement entered into by any of the Comcap Companies that is not able to be terminated on 30 days or fewer advance notice without payment of a penalty or premium less than $100.

         Section 2.15  Taxes.

                  (a) Except as disclosed in Schedule 2.15, the Comcap Companies have timely paid or accrued all federal, state, local and foreign taxes, assessments, fees and other governmental charges required to be paid or accrued as of the date hereof ("Taxes"), and have filed all federal, state, local and foreign tax returns and tax reports that each is required to file (the "Returns"), the Returns and reports are true, correct and complete and have not been amended, and all taxes for which Comcap or the Comcap Subsidiaries are liable arising under the Returns and reports have either been fully paid or are adequately reserved for in the Financial Statements, and will be timely paid when due. No claim has been made by authorities in any jurisdiction where any of the Comcap Companies did not file tax returns that it is or may be subject to taxation by that jurisdiction. All tax payments relating to employees, including income tax withholding, FICA, FUTA, unemployment and workers' compensation payments due and payable as of the date of this Agreement have been fully and timely paid or accrued.

                  (b) Except as set forth in Schedule 2.15, Comcap has delivered to Newtek copies of all federal, state, local, and foreign tax returns filed with respect to the Comcap Companies for taxable periods ended on or before December 31, 2000 and December 31, 2001. Except as disclosed in Schedule 2.15, there have been no audits by taxing authorities prior to the date of Closing with respect to any tax year for which assessment is not barred by any applicable statute of limitations. None of the Comcap Companies has waived any applicable statute of limitations or other defense for filing a tax return or for paying any taxes or assessments of a deficient or unpaid taxes. Each of the Comcap Companies has paid or settled all deficiencies resulting from any audits. To Comcap's knowledge there is no pending or threatened federal, state, local or foreign tax audit or assessment nor any agreement by any of the Comcap Companies with any federal, state, local or foreign taxing authority that may affect the tax liability of any of the Comcap Companies.

                  (c) Except as disclosed in Schedule 2.15, Comcap has properly reflected in the Financial Statements at or through the date of such Financial Statements in accordance with GAAP consistently applied, all taxes due as of such date and not already paid and any required reserves related to such taxes that are attributable to the existence or operations of the Comcap Companies.

               (d) Except as disclosed in Schedule 2.15, none of the Comcap Companies has been a member of an affiliated, consolidated, combined or unitary group for purposes of taxes and have no liability under Treasury Regulation 1.1502-6. None of the Comcap Companies are obligated to pay the tax liability of any other entity or to indemnify any other person with respect to any tax.

         Section 2.16 Compliance with Law. Except as set forth in Schedule 2.16, each of the Comcap Companies has complied, and is in compliance in all material respects, with all laws, orders, and regulations, and all judgments, decisions and orders of any government entity applicable to it ("Applicable Laws"), except where failure to comply would not have a Comcap Material Adverse Effect. Each of the Comcap Companies has all licenses, permits, approvals and certifications or similar items of any type necessary for the conduct of its business as currently conducted ("Permits"). Schedule 2.16 lists all Permits other than the SBA License, each of which is valid and in full force and effect and, to the knowledge of Comcap, such status will be unaffected by the Closing. To Comcap's knowledge and except with respect to the SBA License: (i) none of the Comcap Companies is in violation of any of the Permits, and (ii) there is no pending or threatened proceeding which could result in the revocation, cancellation or inability to renew any Permit.

         Section 2.17 Proprietary Rights.

               (a) Schedule 2.17 sets forth a true and correct list of all, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, trade names, copyrights and franchises owned or licensed by any of the Comcap Companies, including software licenses ("Proprietary Materials"), the loss of which could have a Comcap Material Adverse Effect.

               (b) Except as set forth in Schedule 2.17, Comcap, CCC or Comcap Real Estate either owns or has the right to use (pursuant to perpetual, fully paid-up licenses) the Proprietary Materials used in connection with or necessary to the operation of its business, without infringing on or otherwise acting adversely to the rights or claimed rights of any person. Except as set forth in Schedule 2.17, none of the Comcap Companies is obligated to pay any royalty or other consideration to any person in connection with the use of the Proprietary Materials. No claim has been asserted against any of the Comcap Companies to the effect that the Comcap Companies' use of any Proprietary Materials infringes the rights of any person.

               (c)    Except as set forth on Schedule 2.17:

                      (i) the Comcap Companies have not transferred or encumbered the Proprietary Materials in any way;

                      (ii) to Comcap's knowledge, none of the Comcap Companies have infringed in any way the proprietary rights of any other person or entity;

                      (iii) to Comcap's knowledge, the Proprietary Materials are not subject to any pending or threatened challenge, investigation, proceedings, inquiries, reviews, and claims of infringement, unfair competition, or other claims of any entity;

                      (iv) none of the Comcap Companies has given any indemnification against patent, trademark or copyright infringement to any entity nor is Comcap restricted by any third party because of any alleged infringement from using any of the Proprietary Materials Comcap uses in its business.

         Section 2.18 Restrictive Documents or Laws. Other than as set forth on
Schedule 2.18, the Comcap Companies are subject to no restrictions in any agreement or in any law, order, judgment or decree not of general application which adversely affects, or that reasonably could be expected to adversely affect their respective (a) business in any way; (b) continued business operations after the Closing on substantially the same basis as it is currently operated; or (c) the performance by Comcap of this Agreement.

         Section 2.19 Bank Accounts, Depositories, Powers of Attorney. A true, correct and complete list of the names and locations of all banks or other depositories where any of the Comcap Companies has accounts or safe deposit boxes with the names of the persons authorized to have access in anyway to these items is set forth in Schedule 2.19. Except as set forth in Schedule 2.19, no person has power of attorney with respect to any of the Comcap Companies.

         Section 2.20 Title to and Condition of Properties. Except as set forth in Schedule 2.20, the Comcap Companies have good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all of their respective assets and properties of every kind, tangible or intangible, wherever located now used in the present conduct of their businesses. All such properties are suitable for their current uses without violating any Applicable Laws, or any private restrictions. Except as set forth in Schedule 2.20, no financing statement under the Uniform Commercial Code or similar law has been filed in any jurisdiction naming any of the Comcap Companies or any of their predecessors, and none of the Comcap Companies are subject to any agreement or obligation authorizing any party to file a financing statement of any sort. All tangible personal property owned, leased or used by any of the Comcap Companies is suitable for the purpose or purposes for which it is being used and has been maintained in all material respects in accordance with the terms of any applicable lease and no term of a lease will be materially affected by the Merger.

         Section 2.21 ERISA.

               (a) Except as set forth in Schedule 2.21, Comcap is not a party to an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by Comcap and covers any employee or former employee of Comcap and under which Comcap or any ERISA Affiliate (as defined hereafter) has any liability. These plans are referred to collectively in this Agreement as the "Employee Plans." For purposes of this Section, "Affiliate" of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

               (b) Schedule 2.21 identifies each employment, severance or other similar arrangement or policy and each plan or arrangement (written or oral) (other than those disclosed on Schedule 2.28) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Comcap or any of its ERISA Affiliates, and (iii) covers any employee or former employee of Comcap or any of its ERISA Affiliates. These contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to Newtek are referred to collectively in this Agreement as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

               (c) Except as set forth in Schedule 2.21, there is no liability in respect of post-retirement health and medical benefits for retired employees of Comcap or any of its ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Comcap has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of Comcap or ERISA Affiliates under the terms of any applicable plan and written descriptions thereof given to employees. With respect to any of Comcap's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that Comcap and its ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

               (d) Except as set forth in Schedule 2.21, there has been no amendment to, written interpretation or announcement (whether or not written) by Comcap or any of its ERISA Affiliates relating to any Employee Plan or Benefit Arrangement which would increase the expense of maintaining the Employee Plan or Benefit Arrangement above the level of the expense incurred in respect to the Employee Plan for the year ended immediately prior to the Closing Date.

               (e) Other than as set forth in Schedule 2.21, Comcap is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $25,000 to any officer, consultant, director or employee.

               (f) The execution of this Agreement and consummation of the Merger does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of Comcap other than an event that (i) is specifically disclosed on
Schedule 2.21 or (ii) is not material to the financial condition or business of Comcap.

               (g) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued there under.

         Section 2.22 Contracts. Schedule 2.22 lists all agreements of any type (written or oral) of any of the Comcap Companies (i) which are in the aggregate material to their financial condition, operations, assets or business, (ii) to which any present or former 5 percent or more stockholder of Comcap, director or officer of Comcap, or any person related by blood or marriage to any such person ("Related Parties"), is a party; (iii) to which any person controlling, controlled by or under common control with any Related Parties is a party; or
(iv) to which any employee, agent or consultant of Comcap is a party. All such agreements ("Contracts") are, with respect to those set forth in clause (i), valid and binding on the parties thereto, are in full force and effect, and are enforceable in accordance with their terms, and with respect to those set forth in clauses (ii), (iii) and (iv), are in full force and effect, and are valid and binding on, and enforceable in accordance with their terms against, Comcap, CCC or Comcap Real Estate, as the case may be, and, to the knowledge of Comcap and the Comcap Stockholders, the other parties thereto, in both cases except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws governing creditors' rights or (b) general principles of equity, whether considered in a proceeding at law or in equity. To Comcap's knowledge, neither it nor any other party to a Contract is in violation of or in default nor has anything occurred which would or could constitute a default under a Contract.

         Section 2.23 Affiliated Transactions. Schedule 2.23 lists all amounts in excess of $1,000 in the aggregate payable to any of the Comcap Companies by any Related Party ("Related Party Receivables") and all amounts payable by any of the Comcap Companies to any Related Party ("Related Party Payables") as of the date of this Agreement. The list includes the payor, payee, amount, terms of repayment, maturity date and any set off rights of the payor of each Related Party Receivable and Related Party Payable. Except as disclosed in Schedule 2.23 and subject to the $1,000 exclusion, to the knowledge of Comcap and the Comcap Stockholders, no Related Party has any financial interest, direct or indirect, in any vendor, client, or account of, or other outside business which has transactions with, any of the Comcap Companies. Comcap has no knowledge of any agreement or understanding with any Related Party which would influence that person not to remain associated with or employed by the Surviving Corporation from and after the Closing or from serving the Surviving Corporation after the Closing in a capacity similar to the capacity presently held with Comcap.

         Section 2.24 No Conflict or Default. Other than as set forth in
Schedule 2.24, Comcap's execution and performance of this Agreement will not:
(i) violate any Applicable Laws or Permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of any of the Comcap Companies, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, assets, Contracts or business of the Comcap Companies.

         Section 2.25 Books of Account; Records. The stock records books, minute books, and other records relating to the assets, properties, contracts and outstanding legal obligations of the Comcap Companies are complete and correct in all material respects and have been maintained in accordance with good business practices.

         Section 2.26 Subsidiaries. Except as set forth in the Financial Statements or with respect to Comcap's interests in CCC and Comcap Real Estate, none of the Comcap Companies has any controlling or ownership interest in any other entity ("Subsidiary").

         Section 2.27 Employment Agreements; Severance. Except for the employment agreements listed in Schedule 2.27, none of the Comcap Companies is a party to any employment or severance agreement. The consummation of the Merger will not result, either immediately or through the passage of time or the occurrence of a contingency, in any payment becoming due from any of the Comcap Companies to any officer or employee of the Comcap Companies.

         Section 2.28 Complete Disclosure. The representations and warranties of Comcap and the Comcap Stockholders in this Agreement or the related Schedules and Exhibits delivered by or on Comcap's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

         Section 2.29 SBA Matters.

               (a) CCC is an approved "small business lending company" as prescribed by the rules and regulations of the SBA (the "SBA Rules and Regulations") and, since CCC began issuing Loans pursuant to the SBA License, except as listed on Schedule 2.29, has been in full compliance with all SBA Rules and Regulations. CCC is in good standing to originate loans for the SBA in all jurisdictions in which the business conducted by it makes such qualification necessary, and no event has occurred which would make CCC unable to comply with SBA eligibility requirements or which would require notification to the SBA. Except as listed on Schedule 2.29, CCC is not in violation or breach of any provision of the SBA License or the SBA Guaranty Agreement.

               (b) Schedule 2.29 lists all of the jurisdictions in which CCC has achieved CLP or PLP status under the SBA Rules and Regulations, and also lists every jurisdiction for which CCC has commenced the application process for such status. Except as listed on Schedule 2.29, no application of CCC for CLP or PLP status has been rejected by the SBA and no such status, once granted, has been resolved or has been threatened with revocation.

               (c) Schedule 2.29 lists every audit the SBA has conducted pursuant to the SBA Rules and Regulations and, except as listed on Schedule 2.29, the SBA has neither failed CCC nor found any material defect in CCC's procedures, operations, or financial statements during the course of any such audit.

               (d) Neither CCC nor any Comcap Subsidiary, or their respective officers or directors, is subject to any cease-and-desist, written directive or other order issued by, or is a party to any written agreement, consent agreement, memorandum of understanding or written commitment with, or has adopted any board resolutions at the request of, any governmental entity that restricts the conduct of its business or, except as listed on Schedule 2.29, that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor except as listed on Schedule 2.29 has CCC or any Comcap Subsidiary been advised by any governmental entity that it is considering issuing or requesting any such regulatory restriction.

               (e) CCC has duly filed with the SBA in correct form all reports required to be filed under the SBA Rules and Regulations, and CCC has delivered to Newtek accurate and complete copies of such reports.

         Section 2.30 Loans.

               (a) Schedule 2.30 sets forth an accurate description of all loans as of the date hereof and as of the Closing Date owned by CCC or any Comcap Company or in which CCC or any Comcap Company has an interest or for which CCC or any Comcap Subsidiary has issued a commitment.

               (b) All loans owned by CCC or any Comcap Company or in which CCC or any Comcap Company has an interest comply in all material respects with all laws, rules and regulations, including but not limited to, the SBA Rules and Regulations, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection status and the regulations thereunder.

               (c) All loans owned by CCC or any Comcap Company or in which CCC or any Comcap Company has an interest have been made or acquired by CCC or such Comcap Company in accordance with the approved loan policies of the Board of Directors and all of such loans are to the knowledge of Comcap collectible, except to the extent reserves have been made against such loans in the financial statements referred to in Section 2.12 hereof. Each of CCC and Comcap Real Estate holds mortgages contained in its loans portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing, to such exceptions as are not material to the collectibility of such loans; and all loans owned by CCC and each Comcap Company are with full recourse to the borrowers, and CCC and each Comcap Company has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except for its obligations pursuant to the warranty provisions of Form 1086, all loans purchased or originated by CCC or any Comcap Company and subsequently sold by CCC or any Comcap Company have been sold without recourse to CCC or any Comcap Company and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of the Closing Date prepared by CCC and each Comcap Company, which reports include all loans delinquent or otherwise in default, are attached as Schedule 2.30. True, correct and complete copies of the currently effective lending policies and practices of CCC and the Subsidiaries also are attached to Schedule 2.30.

               (d) Except for its obligations pursuant to the warranty provisions of Form 1086, each outstanding loan participation sold by CCC or any Comcap Company was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including CCC or any Comcap Company) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to CCC or any Comcap Company for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. CCC and any Comcap Company have properly fulfilled their respective contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

               (e) CCC and each Comcap Company have properly perfected or caused to be properly perfected all security interest, liens, or other interests in any collateral securing any loans made by it.

               (f) Except as set forth on Schedule 2.30 none of the Comcap Companies have any loans which have been identified by the SBA as requiring "repair" nor except as set forth are there any properties which have been repossessed or otherwise acquired in conjunction with a loan in default or at the time of imminent default.

                                   ARTICLE III

                     NEWTEK'S REPRESENTATIONS AND WARRANTIES

               To induce Comcap and the Comcap Stockholders to enter this Agreement, Newtek represents and warrants to Comcap and the Comcap Stockholders that:

         Section 3.01 Organization and Standing. Newtek is a corporation duly organized, existing and in good standing under the laws of the State of New York, with full power and authority (corporate and other) to conduct its business as currently conducted. Wilshire is a limited liability company duly organized, existing and in good standing under the laws of the State of New York, with full power and authority (corporate and other) to conduct its business as currently conducted. SBA Holdings is a corporation validly organized, existing and in good standing under the laws of the State of New York, with full power and authority (corporate and other) to conduct its business as currently conducted and as it will be conducted after the Closing. Each of Newtek, SBA Holdings and Wilshire is duly qualified to do business and is in good standing in each jurisdiction where their respective activities would require qualification, except where the failure to qualify would not have a material adverse effect upon Newtek's, SBA Holdings' or Wilshire's (as the case may be) respective business, financial condition or results of operation, individually or taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (each, a "Newtek Material Adverse Effect"). Newtek and SBA Holdings are not in default of any provision of their respective Certificate of Incorporation or Bylaws. Wilshire is not in default of any provision of its Articles of Organization or Operating Agreement.

         Section 3.02 Capitalization and Security Holders. The authorized capital stock of Newtek consists of 39,000,000 shares of Common Stock, of which 23,312,517 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which none are issued and outstanding. Each outstanding share of Newtek Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, and no Newtek Common Stock has been issued in violation of preemptive or similar rights.

         Except as set forth in Schedule 3.02, there are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Newtek or, to Newtek's knowledge, any stockholder of Newtek, of any securities or interests of Newtek, nor are there outstanding any securities which are convertible into or exchangeable for shares, equity interests of Newtek. The issuance and sale of all securities of Newtek have been in full compliance in all material respects with the registration requirements of all applicable federal and state securities laws or pursuant to valid exemptions.

         Section 3.03 Corporate Power and Authority. Each of Newtek, SBA Holdings and Wilshire has all requisite corporate power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and stockholder or member action on the part of Newtek, SBA Holdings or Wilshire. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Newtek and Wilshire.

         Section 3.04 Consents and Approvals. Except as set forth with respect to Wilshire on Schedule 3.04, Newtek's and Wilshire's execution, delivery or performance of this Agreement does not and will not require any consents or approvals of, filings with, or action by any third party.

         Section 3.05 Audited and Unaudited Financial Statements. Newtek has furnished to Comcap the Newtek Financial Statements (as defined below). The Newtek Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes) the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of Newtek for the respective periods or as of the respective dates therein set forth; and the Financial Statements (including the related notes, where applicable) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. "Newtek Financial Statements" as used in this Section 3.05 means: (i) the consolidated balance sheets (including related notes and schedules, if any) of Newtek as of December 31, 2000 and December 31, 2001, and the statements of operations, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Newtek for the years ended December 31, 2000 and December 31, 2001, together with the audit report of PricewaterhouseCoopers, LLP thereon.

         Section 3.06 Undisclosed Liabilities. For purposes of this Agreement, a "Newtek Affiliate" includes only those entities identified as subsidiary companies of Newtek in its most recent filings with the SEC and does not include "Partner Companies" identified therein. Neither Newtek nor any Newtek Affiliate has any liability or obligation of any nature except those:

               (a) set forth in the Newtek Financial Statements which have not been paid or discharged since the date thereof;

               (b) contractual obligations arising after the date of this Agreement; and

               (c) current liabilities (including provisions for current and deferred income tax) incurred since December 31, 2001, in transactions entered into in the ordinary course of business consistent with past practices which are properly reflected on their books and which are not inconsistent with Newtek's other representations, warranties in this Agreement.

         Section 3.07 Absence of Certain Changes. Since December 31, 2001, other than as set forth in the Newtek Financial Statements or in filings with the SEC made prior to the Effective Date, there has not been any:

                  (a) Newtek Material Adverse Effect, or anything which reasonably could be expected to result in an Newtek Material Adverse Effect;

                  (b) declaration, setting aside or payment of a dividend or distribution (in cash or in kind) to any Newtek Stockholder, nor any direct or indirect redemption, purchase or other acquisition by Newtek of any capital stock or the issuance of any options, warrants, rights or agreements to purchase or acquire such stock;

                  (c) transaction entered into or carried out by Newtek or any Newtek Affiliate other than in the ordinary and usual course of Newtek's business consistent with past practices;

                  (d) borrowing or agreement to borrow funds by Newtek or any Newtek Affiliate, or incurring by Newtek or any Newtek Affiliate of any other obligation or liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of such entity's business consistent with past practices, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by Newtek; or

                  (e) material change in Newtek's accounting procedures or practices or its method of application of these principles or practices.

         Section 3.08 Taxes. Newtek and the Newtek Affiliates have paid all federal, state, local and foreign taxes, assessments, fees and other governmental charges they are legally required to pay. Newtek and Newtek Affiliates have filed all federal, state, local and foreign tax returns and tax reports they are legally required to file and the returns and reports are true, correct and complete and have not been amended, and all taxes arising under the returns and reports have been either fully paid or adequately reserved for in the Financial Statements, and will be timely paid when due.

         Section 3.09 Compliance with Law. Except where the failure to comply would not have a Newtek Material Adverse Effect, Newtek and each Newtek Affiliate has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to Newtek or its businesses or properties ("Newtek Applicable Laws"). Newtek and each Newtek Affiliate has all governmental, self-regulatory and other non-governmental franchises, licenses, permits, consents, authorizations, approvals and certifications necessary for the conduct of its business as currently conducted (collectively, the "Newtek Permits"). Newtek and each Newtek Affiliate is not in violation of any of the Newtek Permits, and there are no pending or, to the knowledge of Newtek no threatened proceedings which could result in the revocation, cancellation or inability of Newtek to renew any Newtek Permit.

         Section 3.10 Brokerage and Finder's Fees. Newtek and Wilshire have not incurred nor will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         Section 3.11 No Conflict or Default. Newtek's and Wilshire's execution, delivery or performance of this Agreement will not violate any Newtek Applicable Laws or Newtek Permits, or conflict with or result in the breach of any provision of Newtek's or SBA Holdings' Certificate of Incorporation, Bylaws, or Wilshire's Articles of Organization or Operating Agreement, or other organizational document, nor of any material Contract, writ, order, judgment, injunction, decree, restriction, legal obligation or instrument to which Newtek, SBA Holdings' or Wilshire is a party or by which Newtek, SBA Holdings, Wilshire or any of their respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default), or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any of Newtek's, SBA Holdings' or Wilshire's properties or assets, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of Newtek, SBA Holdings or Wilshire.

         Section 3.12 Litigation. There is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of Newtek, threatened against Newtek or any Newtek Affiliate which could have a Newtek Material Adverse Effect or a material adverse effect on Newtek's ability to execute and perform this Agreement.

         Section 3.13 Complete Disclosure. The representations and warranties by Newtek in this Agreement or the related Schedules and Exhibits delivered by or on Newtek's behalf, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         Section 4.01 Mutual Covenants.

                  (a) General. Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required by this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of the all conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

                  (b) Approvals and Consents. Each Party shall use its best efforts to take promptly any additional action that may be necessary, proper or advisable in connection with any other notices, filings, authorizations, consents or approvals of any court, administrative agency or commission, or other governmental entity or other third party, including but not limited to the U.S. Small Business Administration, that it may be required to give, make or obtain in connection with the completion of performance of this Agreement.

                  (c) Cooperation. On and after the Closing, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to perform this Agreement. Comcap shall instruct its officers and employees not to take any action that is reasonably likely to discourage any of Comcap's lessors, licensors customers, suppliers or other business relationships from maintaining the same relationships with Comcap after the Closing as existed prior to the Closing.

                  (d) Confidential Information. No Party shall at any time directly or indirectly copy, disseminate or use, for such Party's own benefit or the benefit of any third party, any information that has been disclosed in confidence by the other Party ("Confidential Information"), regardless of how the Confidential Information was acquired, except for the disclosure or use of the Confidential Information: (x) upon the advice of counsel required by law or legal process or (y) authorized in writing by the Party that owns the Confidential Information. The Parties may disclose each other's Confidential Information to their respective responsible officers, directors or employees (collectively, "Employees") with a bona fide need-to-know, but only to the extent necessary to carry out the purpose for which the Confidential Information was disclosed. Newtek and Comcap each agree to instruct all such Employees not to disclose such Confidential Information to third parties, without the prior written permission of the Party disclosing such Confidential Information. Notwithstanding anything to the contrary contained in this paragraph, Confidential Information does not include information: (i) generally available to the public other than as a direct or indirect result of a disclosure by a Party in violation of this Agreement; (ii) that is already in the receiving Party's possession at the time of the disclosing Party's disclosure of such Confidential Information, except as a result of the receiving Party's or any third party's breach of a legal obligation; (iii) that becomes known to the Party through disclosure by sources other than another Party having the legal right to disclose such information; or (iv) is independently developed by the Party without reference to or reliance upon the Confidential Information, where the burden of proof will be on the Party to demonstrate independent development from its written records. Each Party acknowledges that all of the Confidential Information is and shall remain the exclusive proprietary property of the Party that discloses it, whether or not disclosed in connection with this Agreement.

         If this Agreement is terminated, upon the written request of the disclosing Party, the receiving Party shall return to the disclosing Party, within ten days, all Confidential Information and all copies thereof whether in writing or other tangible form. Where impractical to return copies, such copies shall be destroyed. Within such ten-day period, an affidavit of the receiving Party shall be delivered to the disclosing Party attesting to the return and destruction of all Confidential Information.

         Each Party acknowledges and agrees that remedies at law for a violation or attempted violation of any of the obligations in this Section 4.01(d) would be inadequate and would cause immediate irreparable harm to the other Parties, and agrees that in the event of any such violation or attempted violation, each Party is entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available.

                  (e) Notices of Certain Events. Newtek and Comcap shall promptly notify the other of any:

                      (i) notice or other communication from any entity alleging that their or any other entity's consent is or may be required in connection with any provision of this Agreement;

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                       (ii)   notice or other communication from any
governmental or regulatory agency or authority relating in any way to this Agreement; and

                       (iii) actions commenced or threatened in any way relating to it or its property, or any disputes, conflict or circumstance providing the basis for any dispute or conflict, which if in existence on the date of this Agreement would have been required to be disclosed pursuant to this Agreement or which relates directly or indirectly to the consummation of the Merger.

                  (f) Obligation to Update Schedules. Until the Closing, each Party shall promptly disclose to the others any information contained in the representations and warranties or Schedules which at any time is materially incomplete or is no longer materially correct or any material adverse development affecting the results of either Newtek's or Comcap's respective operations; provided, however, that no disclosure to this Agreement shall be deemed to modify, amend or supplement the representations and warranties of a Party or the Schedules attached unless the Party to whom the representations and warranties are made has consented in writing.

         Section 4.02 Reasonable Access by Newtek and Wilshire Pending Closing. Comcap shall give to Newtek, Wilshire, their respective counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to the Comcap Companies' business, and Comcap shall reasonably cooperate with Newtek, Wilshire and their respective accountants in connection with the preparation of timely and complete audited and unaudited financial statements; and, during such period, Comcap shall make available to Newtek and Wilshire a copy of each material report, schedule, correspondence and other document delivered to, filed with or received by it pursuant to the requirements of the U.S. Small Business Administration and any other Federal or state regulatory agency, in connection with this Agreement. Newtek and Wilshire each agrees that any information provided pursuant to this Section shall be Confidential Information subject to the provisions of Section 4.01(d) above.

         Section 4.03. Rule 144; Resale Registration. Newtek covenants that it shall use its best efforts to file the reports required to be filed by it under the Exchange Act, and it shall take such further action as any former holder of Comcap Stock may reasonably request, all to the extent required from time to time to enable such former holder of Comcap Stock to sell shares of Newtek Common Stock delivered hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any former holder of Comcap Stock, Newtek shall deliver to such holder a written statement as to whether it has complied with such requirements. In addition, Newtek covenants to use its best efforts to file with the Securities and Exchange Commission within sixty (60) days of the Closing Date, and to have declared effective as soon as possible, a registration statement to permit the resale of up to twenty percent (20%) of the Merger Shares held by Craig Reynolds and up to twenty percent (20%) of the Merger Shares held pursuant to Section 1.06(d) of this Agreement.

         Section 4.04. Exclusivity. Until (i) the Closing, or (ii) the termination of this Agreement in accordance with Article VI, Comcap and the Comcap Stockholders agree not to solicit, directly or indirectly, nor encourage any inquiries or proposals from, nor enter into any

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

agreements with, any person or entity other than Newtek for the purchase of the assets or stock of Comcap, or the merger or consolidation of Comcap, or to enter into discussions with, or furnish any non-public information concerning Comcap to any such person or entity in connection with any such proposal. Comcap and the Comcap Stockholders shall promptly notify Newtek of any serious proposal or inquiry to purchase the assets or stock of Comcap, or for the merger or consolidation of Comcap. For purposes of this Section 4.04, a "serious proposal or inquiry" means (a) any direct or indirect contact from any person or entity believed to have adequate financial resources to consummate a transaction, and
(b) who indicates a serious intent to acquire the assets or stock of Comcap, or merge or consolidate with Comcap.

     Section 4.05. Conduct of Business Prior to Closing. Comcap and the Comcap Stockholders agree that between the date hereof and Closing, Comcap shall, except as may be otherwise permitted or required by this Agreement:

          (a) not take, suffer or permit any action or omit to take any action which would cause any of the representations and warranties of Comcap and the Comcap Stockholders contained in this Agreement to become untrue;

          (b) conduct Comcap's business in a good and diligent manner in the ordinary course of its business (as such business has been conducted for the six month period prior to the date hereof) and not originate or purchase any loans or issue commitments therefor;

          (c) not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend, modify or terminate any of the Contracts, without the prior written consent of Newtek;

          (d) use its reasonable best efforts to preserve Comcap's business organization intact, to keep available the service of its employees and to preserve its relationships with customers, Federal lending regulators and others with whom it deals;

          (e) maintain in full force and effect all policies of insurance currently maintained by Comcap;

          (f) keep Comcap's business premises and all of its equipment and tangible personal property in good operating repair and perform all necessary repairs and maintenance;

          (g) comply with all provisions of any Contract applicable to it as well as with all applicable laws, rules and regulations;

          (h) not dispose of any assets of Comcap except in the ordinary course of business;

          (i) not engage in any transaction which involves the expenditure or commitment of more than $10,000 individually or $25,000 in the aggregate without the prior written consent of Newtek, which consent will not be unreasonably withheld;

          (j) continue to maintain all of Comcap's usual business books and records in accordance with past practices;

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

          (k) not amend the Certificates of Incorporation, By-laws or other organic documents of any of the Comcap Companies;

          (l) not declare or make any dividend or other payment on or with respect to any of the Comcap Companies' capital stock, redeem or otherwise acquire any shares of such capital stock or issue any capital stock or any option, warrant or right relating thereto or convertible into capital stock , except pursuant to outstanding options and warrants;

          (m) not waive any material right or cancel any material claim of any of the Comcap Companies;

          (n) not increase the compensation or rate of compensation payable to any of Comcap's employees or hire any new employees, or enter into any new agreements with respect to severance, termination or similar payments, without the prior written consent of Newtek;

          (o) maintain the Comcap Companies' corporate existences and not merge or consolidate any of the Comcap Companies with any other entity;

          (p) not place any additional encumbrances on any of the assets of Comcap without the prior written consent of Newtek;

          (q) not borrow any money or become contingently liable for any obligation or liability of others and not incur any debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

          (r) not create any off balance sheet liabilities, assets or commitments, or enter into any interest rate swap agreements;

          (s) not take any action or omit to take any action which would constitute grounds for revocation of the SBA License.

                                    ARTICLE V

                                   CONDITIONS

     Section 5.01 Mutual Conditions. The Parties' obligations to consummate the Merger and to perform this Agreement are subject to all of the following conditions:

          (a) No Action. No Action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Merger to be declared unlawful or rescinded.

          (b) Corporate Action. All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger (including without limitation, and if deemed legally required by counsel to Comcap or Newtek, respectively, the approval of this Agreement by the requisite vote of the stockholders of Comcap or Newtek or members of Wilshire) has been duly and validly taken.

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

          (c) Governmental Approvals. Any governmental or other approvals or review of this Agreement, the Merger or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, or policies, or any related guidelines to consummate the transactions contemplated by this Agreement have been received, including, without limitation, and the approval of the SBA to the change in ownership of CCC, without the imposition of any condition to that approval which is, in Newtek's or Wilshire's reasonable judgment, excessively burdensome in connection with the future operation of Comcap or CCC. A condition to the SBA's approval shall not be deemed to be excessively burdensome if it merely requires the contribution of additional capital to SBA Holdings in order to meet an applicable minimum regulatory capital requirement and/or the retention of additional qualified personnel by SBA Holdings.

     Section 5.02 Conditions to Obligations of Newtek. Newtek's obligation to consummate the Merger and to perform this Agreement is subject to the fulfillment of all of the following conditions unless waived by Newtek in writing:

          (a) Representations and Warranties. The representations and warranties of Comcap and the Comcap Stockholders set forth in this Agreement are true and correct as of the Closing as though made at and as of the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a Comcap Material Adverse Effect.

          (b) Performance of Agreement. Comcap and the Comcap Stockholders shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it or them under this Agreement at or prior to the Closing.

          (c) Due Diligence Investigation. Newtek, in its sole discretion, shall be fully satisfied with the results of its legal and financial due diligence investigation of the Comcap Companies.

          (d) Officers' Certificate. Comcap shall have furnished to Newtek a certificate, dated the date of the Closing and signed by the President of Comcap on behalf of Comcap that the conditions set forth in Sections 5.02(a) and
(b) have been fulfilled, and attaching a good standing certificate for Comcap and certified copy of the Certificate of Incorporation, and all amendments thereof, of Comcap, issued by the Secretary of State of Delaware, each dated as of a date within fifteen days prior to the Closing Date;

          (e) Releases. The Comcap Stockholders, as well as all current directors and officers of Comcap shall have provided Newtek with a release, in the form of Exhibit E, of any and all claims they may have against Comcap through the date of the Closing, with only those exceptions as are acceptable to Newtek.

          (f) Opinion of Counsel. Newtek has received an opinion, addressed to it and dated the date of Closing, from Pepper Hamilton LLP, counsel for Comcap, to the following effect:

          (i) each of the Comcap Companies are incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and have full power and authority to carry on their businesses as now conducted and to own or lease or operate their properties;

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

                   (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Comcap and constitutes a valid and binding obligation of Comcap;

                   (iii) the execution and performance of this Agreement will not conflict with or result in a violation of, or constitute a default under, any provision of the Certificate of Incorporation or Bylaws of any of the Comcap Companies, or with any judgment, order or decree applicable to any of the Comcap Companies;

                   (iv) no consent, approval, order, authorization, declaration or filing of or with any governmental authority or other person is required in connection with the execution and performance of this Agreement by Comcap, except for the consents, approvals, orders or authorizations as shall have been obtained or declarations and filings as shall have been made prior to the date of Closing; and

                   (v) each of the securities or other rights issued by Comcap for which Newtek Common Stock is to be exchanged have been validly issued.

     In rendering the opinion, Comcap's counsel may rely (without independent investigation) to the extent necessary or appropriate, as to matters of fact, upon representations and certificates of public officials and of any executive officer or officers of the Comcap Companies.

          (g) Material Adverse Changes. Since the Latest Balance Sheet Date, there has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of any of the Comcap Companies which would have a Comcap Material Adverse Effect.

          (h) Continuation of Business. Since the Latest Balance Sheet Date, and except as otherwise provided in this Agreement, each of the Comcap Companies have operated their businesses in the normal course, consistent with past practice, and have not suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which would result in a Comcap Material Adverse Effect.

          (i) Accountant's Letter. Newtek shall have received from Comcap's independent certified public accountants a letter providing limited assurances to Newtek with respect to the Comcap Financial Statements, with terms and conditions to be mutually agreed upon by the Parties.

          (j) Financial Advisors' Opinion. Newtek shall have received an opinion with respect to the price to Newtek of the Merger (with terms and conditions satisfactory to Newtek) from its financial advisors.

          (k) Lender Approvals and Consents. Comcap shall have received satisfactory and binding commitments from CCC's primary warehouse lenders, Global Alliance Finance Company, LLC ("GAFCO"), (a subsidiary of Deutsche Bank), and The Merchants Bank of New York ("Merchants") to the following effects: (i) a reduction in the outstanding indebtedness owed to GAFCO of at least $4 Million; and (ii) an agreement to extend both credit lines.

          (l) Debt Forgiveness. Comcap and CCC shall have received the approval of GAFCO for the forgiveness of indebtedness, as specified in Section
5.02 (k) above, and shall supply evidence that such transaction shall have been completed prior to the Closing.

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

          (m) Option Holders' Waiver. Newtek and Wilshire shall have received from the holders of all outstanding options, rights, grants or awards entitling said holders to the purchase of equity interests or shares of Comcap or any Comcap Subsidiary an irrevocable waiver of said rights.

          (n) Termination of Agreements. Comcap shall have furnished evidence reasonably satisfactory to Newtek, Wilshire and their counsel that the Company's obligations under those agreements which Newtek shall have in writing designated to Comcap no less than ten (10) days prior to the Closing shall have been terminated on terms and conditions mutually agreeable to Newtek and Comcap. Such terminations may be conditioned upon or effective upon the Closing. In particular, and without limitation, the parties to the Stockholders' Agreement dated January 21, 2000 shall confirm in writing the termination of that agreement, which termination may be coincident upon the Closing of the transactions contemplated herein.

          (o) Deliveries. All documents or instruments required to be delivered by Comcap, the Comcap Stockholders or other holders of Comcap Stock at or prior to the Closing, shall have been delivered to Newtek or Wilshire, as the case may be.

          (p) Employment Agreements. Charles Freeman, John Cox and Michael Dowd shall have executed employment agreements with the Surviving Corporation, in the forms attached hereto as Exhibit F.

          (q) Termination of 401(k) Plan. Comcap shall have furnished evidence reasonably satisfactory to Newtek, Wilshire and their counsel that the Commercial Capital Corporation Profit Sharing Plan shall have been terminated on terms and conditions mutually agreeable to Newtek and Comcap. Such terminations may be conditioned upon or effective upon the Closing.

     Section 5.03 Conditions to Obligations of Comcap. Comcap's and the Comcap Stockholder's obligations to consummate the Merger and to perform this Agreement is subject to the fulfillment of all of the following conditions, unless waived by Comcap in writing:

          (a) Representations and Warranties. Newtek's representations and warranties set forth in this Agreement are true and correct as of the Closing as though made at the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a Newtek Material Adverse Effect.

          (b) Performance of Agreement. Newtek shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

          (c) Officers' Certificate. Newtek has furnished a certificate, dated the date of the Closing and signed by the President of Newtek on behalf of Newtek that the conditions set forth in Sections 5.03(a) and (b) have been fulfilled, and attaching a subsistence certificate for Newtek issued by the Department of State of New York, dated as of a date within fifteen days prior to the date of Closing;

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

          (d) Financial Statements. Newtek has delivered the Financial Statements to Comcap.

          (e) Material Adverse Changes. There has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of Newtek which would have a Newtek Material Adverse Effect.

          (f) Continuation of Business. Except as otherwise provided in this Agreement, Newtek has operated its businesses in the normal course, consistent with past practice, and has not suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which would result in a Newtek Material Adverse Effect.

          (g) Opinion of Counsel. Comcap has received an opinion, addressed to it and dated as of the Closing, from Cozen O'Connor, counsel for Newtek, to the following effect:

                   (i) Newtek is incorporated, validly existing and in good standing under the laws of the State of New York and has full power and authority to carry on its business as now conducted and to own or lease its properties;

                   (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Newtek and is a valid and binding obligation of Newtek;

                   (iii) the execution and performance of this Agreement will not conflict with or result in a violation of, or constitute a default under, any provision of the Certificate of Incorporation and Bylaws of Newtek, or any judgment, order or decree applicable to Newtek; and

                   (iv) no consent, approval, order, authorization, declaration or filing with any governmental authority or other entity is required in connection with Newtek's execution and delivery of this Agreement, except for the consents, approvals, orders or authorizations obtained or registrations, declarations and filings made prior to the date of Closing.

     In rendering its opinion, Newtek's counsel may rely (without independent investigation) to the extent counsel deems necessary or appropriate, as to matters of fact, upon representations and certificates of public officials and of the officers of Newtek.

          (g) Release. Charles Freeman and Craig Reynolds shall have received satisfactory and binding commitments from GAFCO and Merchants to release each of them from all personal guarantees and all claims, demands, losses and damages arising from their respective relationships with the such individuals or the Comcap Companies.

          (h) Employment Agreement. The Surviving Company shall have executed an employment agreement with Charles Freeman in the form attached hereto as Exhibit F, which agreement shall state that it is intended to replace and supersede all other agreements between Mr. Freeman and the Surviving Company other than the promissory note referenced on Schedule 2.23, which note is to be specifically ratified by Mr. Freeman. In addition, Newtek shall have provided to Mr. Freeman a stock option award under its 2000 Stock Incentive and Deferred Compensation Plan of a fully vested option to buy 50,000 shares of Newtek Common Stock exercisable for five (5) years at the market value of the shares as of the date of the award.

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

          (i) Deliveries. All documents or instruments required to be delivered by Newtek, Wilshire, or third parties at or prior to the Closing, shall have been delivered to Comcap or the Comcap Stockholders.

                                   ARTICLE VI

                   TERMINATION, AMENDMENT, WAIVER AND SURVIVAL

     Section 6.01 Termination. This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of Comcap and Newtek; (b) by either Comcap or Newtek if the other has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured or is not cured within thirty (30) days of written notice; (c) by Newtek if any of the conditions set forth in Sections 5.01 or 5.02 have not been satisfied on or prior to Closing; (d) by Comcap if any of the conditions set forth in Section 5.01 and 5.03 have not been satisfied on or prior to Closing; or (e) by either Comcap or Newtek if Closing has not occurred for any reason by November 1, 2002.

     Section 6.02 Effect of Termination. In the event of termination of this Agreement by either Comcap or Newtek pursuant to Sections 6.01(a), 6.01 (c), 6.01(d) or 6.01(e), this Agreement shall be void and have no effect, without any liability or obligation of the part of Comcap, any of the Comcap Stockholders or Newtek. If terminated by Newtek pursuant to Section 6.01(b), Comcap and the Comcap Stockholders, severally but not jointly, agree to pay Newtek One Hundred Thousand Dollars ($100,000) within fourteen (14) days of the date of such termination, as liquidated damages to Newtek for time and expenses incurred in connection with the anticipated Merger and other damages arising out of the termination. Comcap and the Comcap Stockholders acknowledge and agree that it would be difficult to ascertain the actual amount of such damages to Newtek, and One Hundred Thousand Dollars ($100,000) represents a reasonable and fair estimate by the Parties of the amount thereof. Notwithstanding the termination of this Agreement and regardless of the reason therefor, this Section 6.02 and Sections 4.01(d) and 8.09 shall survive the termination of this Agreement and remain in full force and effect.

     Section 6.03 Survival of Representations and Warranties. Any investigation, review or audit made by or on behalf of Comcap, the Comcap Stockholders or Newtek and Wilshire, or the availability of information shall not affect the covenants, representations and warranties contained in this Agreement, and such covenants, representations and warranties shall survive the Closing of the Merger.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.01 Indemnification of Newtek. Subject to the conditions and provisions set forth herein, Comcap hereby agrees to indemnify, defend and hold harmless Newtek, Wilshire any Affiliate of either, and the officers, directors, managers, employees, agents and representatives of each (collectively, the "Newtek Indemnified Parties"), and the Comcap Stockholders, severally and jointly, hereby agree to indemnify, defend and hold harmless the Newtek Indemnified Parties, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (a "Claim" or collectively

"Claims"), asserted against or imposed upon or incurred by any of the Newtek Indemnified Parties, but only in excess of the aggregate amount of Seventy Five Thousand Dollars ($75,000):

          (a) resulting from, or by reason of any facts constituting, a breach of any covenant, agreement, representation or warranty of Comcap or the Comcap Stockholders contained in this Agreement or a schedule or certificate required pursuant to this Agreement;

          (b) resulting from any undisclosed liability or claim relating to the operation of the Comcap Companies prior to the Closing;

          (c) resulting from any action taken by any of the Newtek Indemnified Parties to enforce successfully the provisions of this indemnification; or

          (d) resulting from any denial of liability in whole or part by SBA on or any repair of a guarantee of a loan made, pursuant to any SBA loan program, prior to the Closing date, which loan goes into default within the Indemnification Period (as defined in Section 7.03, below).

     The indemnity under this Section 7.01 extends only to the net amount of any Claim sustained by any of the Newtek Indemnified Parties after deducting there from any tax benefit actually recognized by such party as a result of such action, assessment, loss, damage, liability, cost or expense and any amount which any of the Newtek Indemnified Parties recovers as proceeds of insurance in respect of such Claim, net of any cost of collection, deductible, reimbursement obligation or other cost directly related to the insurance claim for such Claim.

     Notwithstanding anything herein to the contrary, if the Comcap Stockholders shall be required to indemnify any of the Newtek Indemnified Parties, with respect to the same item of damage and amount, the satisfaction of such indemnity to one of them shall discharge the Comcap Stockholders' obligations to the others to the extent of the amount paid.

     For the purpose of this Article VII, the term "Affiliate" shall mean any officer, director, ten percent or more owner of Newtek or Wilshire, or any company which controls, is under common control with or is controlled by Newtek or Wilshire.

     Section 7.02 Indemnification of the Comcap Stockholders. Subject to the conditions and provisions set forth herein, Newtek hereby agrees to indemnify, defend and hold harmless the Comcap Stockholders from and against all Claims asserted against or imposed upon or incurred by any of them

          (a) resulting from, or by reason of any facts constituting, a breach of any covenant, agreement, representation or warranty of Newtek contained in this Agreement or a schedule or certificate required pursuant to this Agreement,

          (b)  actions taken pursuant to Section 5.02(n) of this Agreement; or

          (c) resulting from any action taken by any of the former holders of Comcap Stock to enforce successfully the provisions of this indemnification.

     The indemnity under this Section 7.02 extends only to the net amount of any Claim sustained by the Comcap Stockholders after deducting there from any tax benefit actually recognized by such holder as a result of such action, assessment, loss, damage, liability, cost or expense (after taking into account the effect if any, of timing differences resulting from the acceleration of the deferral of items of gain or loss) and any amount which any Comcap

Stockholder recovers as proceeds of insurance in respect of such Claim, net of any cost of collection, deductible, reimbursement obligation or other cost directly related to the insurance claim for such Claim.

     Section 7.03. Limitation of Liability of Comcap Stockholders. The obligations and liabilities of the Comcap Stockholders hereunder with respect to indemnification for Claims by Newtek shall be subject to the following limitations:

          (a) The Comcap Stockholders shall be obligated to indemnify Newtek only with respect to those Claims as to which Newtek has given such holders written notice on or prior to October 1, 2006 (the period between Closing and October 1, 2006 is referred to herein as the "Indemnification Period").

          (b) All claims for indemnification pursuant to Section 7.01 hereof shall be recovered by Newtek solely by (i) the return to Newtek of the Escrow Shares delivered to the Comcap Stockholders hereunder pursuant to Section 1.06 by the reduction of the number of remaining Escrow Shares, up to the total 81,607 shares. No Comcap Stockholder shall be obligated as a result of its indemnification obligations hereunder to return to Newtek more than such holder's pro rata portion of the Escrow Shares.

          (c) For purposes of determining the number of shares of Escrow Shares recoverable from the Comcap Stockholders, and thus reducible from escrow, sufficient to satisfy a Claim by a Newtek Indemnified Party subject to indemnification hereunder, the value of a share of an Escrow Share shall be equal to the Average Indemnification Price (as hereinafter defined) of the Newtek Common Stock. For purposes hereof, "Average Indemnification Price" means the average of the closing prices of the Newtek Common Stock, as such prices are reported by the Wall Street Journal, on the 30 trading days immediately preceding: (i) the date of the award (with respect to any recovery hereunder determined by judicial proceeding), (ii) the date that is 30 days after the Comcap Stockholders were given notice of such Claim pursuant to Section 7.05(b) (with respect to any recovery hereunder where the Comcap Stockholders are deemed not to dispute the Claim or the amount because they have not responded as provided in Section 7.05(b)).

          (d) Any recovery by a Newtek Indemnified Party from the Comcap Stockholders of Escrow Shares to satisfy a Claim hereunder shall be done so as to reduce each Comcap Stockholder's interest in the Escrow Shares on a pro rata basis, based on the respective ownership interests in the Escrow Shares held by the Comcap Stockholders as of the date following Closing.

     Section 7.04. Limitation of Newtek's Liability. The obligations and liabilities of Newtek with respect to indemnification for Claims by a Comcap Stockholders shall be subject to the following limitations:

          (a) Newtek shall be obligated to indemnify the Comcap Stockholders only with respect to those Claims as to which the said holders have given Newtek written notice during the Indemnification Period ending October 31, 2005.

          (b) All claims for indemnification pursuant to Section 7.02 hereof shall be limited in amount to the proportionate share of the fair market value of Comcap as of the Closing date pursuant to GAAP represented by the ownership of the Comcap Stockholders. No indemnification shall be required to be made by Newtek hereunder unless the amount of Comcap

Stockholder Claims exceeds $25,000 in the aggregate, in which case Newtek's indemnification obligations shall apply to the aggregate amount of such Claims in excess of $25,000.

     Section 7.05 Process of Indemnification. The obligations and liabilities of a party for which indemnification is sought (an "indemnifying party") by a person or entity seeking indemnification (an "indemnified party") under this
Article VII shall be subject to the following conditions:

          (a) Notice from Indemnified Party. The indemnified party shall promptly notify the indemnifying party and the agent appointed pursuant to the Escrow Agreement (the "Escrow Agent") in writing of the assertion of any Claim or the discovery of any fact upon which the indemnified party intends to base a Claim hereunder. Such notice shall set forth the amount of the Claim and specify the alleged basis of the Claim. The delay or failure of an indemnified party to provide notice hereunder shall not in any way limit the indemnified party's indemnification rights hereunder except to the extent that the indemnifying party shall have been materially adversely affected by such delay or failure and except that in any event such notice shall be made within the Indemnification Period.

          (b) Recovery by Indemnified Party. If the indemnifying party does not dispute the basis or amount of any Claim within 30 days of receiving written notice thereof, the indemnified party shall have the right promptly to recover indemnity as and to the extent provided herein. If the indemnifying party disagrees with the basis of the Claim or the amount of damages caused thereby, then within 30 days of receiving written notice thereof, the indemnifying party shall give notice to the indemnified party and the Escrow Agent of such disagreement and, in that case, the Escrow Agent shall retain the Escrow Shares and the indemnified party shall have no right to recover indemnity hereunder until such time, if at all, as (a) a court of competent jurisdiction issues a final, non-appealable order specifying the amount of the indemnified party's recovery, in which case the indemnified party shall have the right promptly to recover the amount so specified (subject to the limitations contained in Sections 7.03 or 7.04 hereof) and (b) the indemnified party and the indemnifying party agree in writing to the amount of the recovery, in which case the indemnified party shall have the right promptly to recover the amount so agreed.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01 Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by U.S. mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

          If to Comcap or a Comcap Stockholder:

               Comcap Holdings Corp.
               25 West 43/rd/ Street
               New York, NY 10036

               Attn: Charles Freeman, Chairman
               fax: 212-719-4223

          With a copy to:
               Pepper Hamilton, LLP
               Hamilton Square
               600 Fourteenth Street N.W.
               Washington, D.C. 20005-2004
               Attn: Martin Teckler, Esq.
               fax: 202-220-1665

          If to Newtek or Wilshire:

               Newtek Capital, Inc.
               845 Third Ave.
               New York, NY 1002
               Attn: Barry Sloane
               fax: 212-826-9159

          With a copy to:
               Cozen O'Connor.
               1667 K Street, N.W.
               Washington, DC 20006
               Attn: Matthew Ash, Esq.
               fax: 202-912-4880


     Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties written notice of the change.

     Section 8.02 Non-Waiver. No failure by a Party to insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time. This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

     Section 8.03 Headings. The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.

     Section 8.04 Counterparts. This Agreement may be executed in multiple counterparts, each of which is an original, but all of which taken together are one and the same Agreement.

     Section 8.05 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter.

     Section 8.06 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied shall give any legal entity, other than the Parties, any rights, remedies or other benefits.

     Section 8.07 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without regard to New York's principles of conflicts of law. The Parties irrevocably submit to the jurisdiction and venue of any Federal or State court in New York over any dispute arising out of this Agreement and agree that all claims related to any dispute related to this Agreement shall be heard and determined in any applicable New York court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute. The Parties irrevocably consent to process being served upon them in any site, action or proceeding before any such court by delivering as provided for notices in Section 8.01 of this Agreement. All rights and remedies of each Party under this Agreement are cumulative and are in addition to all other rights and remedies available to the Party from time to time, whether under this Agreement otherwise.

     Section 8.08 Binding Effect; Assignment. This Agreement is binding upon, inures to the benefit of and is enforceable by and against the Parties and their respective heirs, personal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned by any of the Parties without the prior written consent of the other Parties and any attempted assignment in violation of this provision is void.

     Section 8.09 Expenses. Except as otherwise specifically provided in this
Agreement:

          (a) Comcap and the Comcap Stockholders shall pay their costs and expenses associated with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

          (b) Newtek and Wilshire shall pay their own costs and expenses associated with this Agreement, the Merger, and the other the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors, and JRC Consulting.

     Section 8.10 Public Announcements. Neither Newtek or Wilshire, on the one hand, nor Comcap or the Comcap Stockholders, on the other hand, shall, without the prior written consent of the other, make any public announcement or statement with respect anything related to this Agreement, except as may be necessary to comply with applicable requirements of the federal or state securities laws or any governmental order or regulation or any obligations pursuant to any listing agreement with any national securities exchange.

     Section 8.11 Severability. If any provision of this Agreement determined by a court or other government entity to be unenforceable, the Parties shall cooperate in good-faith to rewrite such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by the provisions as re-written. If any provision of this Agreement cannot be rewritten, the provision shall be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                             Signature Page Follows

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date:

                                    COMCAP HOLDINGS CORP.


                                    By:  /s/ Charles Freeman
                                       -----------------------------------------
                                    Title: President and Chief Executive Officer


                                    NEWTEK CAPITAL INC.


                                    By:  /s/ Barry Sloane
                                       -----------------------------------------
                                    Title: Chairman and Chief Executive Officer


                                    WILSHIRE NEW YORK PARTNERS III, L.L.C.


                                    By:  /s/ Barry Sloane
                                       -----------------------------------------
                                    Title: Manager


                                    SBA HOLDINGS, INC.


                                    By:  /s/ Michael J. Dowd
                                       -----------------------------------------
                                    Title: President and Chief Executive Officer


COMCAP STOCK HOLDER                            GREEN CHARITABLE FOUNDATION,
                                               INC.

    /s/ Craig Reynolds                              /s/ S. William Green
-----------------------------------------     ----------------------------------
CRAIG REYNOLDS

                                                            By: S. William Green



                                                                  Its: President

COMCAP STOCK HOLDER                      COMCAP STOCKHOLDER


     /s/ Charles Freeman                     /s/ S. William Green
----------------------------------       ---------------------------------------
CHARLES FREEMAN                          S. WILLIAM GREEN

MALCOLM GIBBS FOUNDATION, INC.           COMCAP STOCKHOLDER


By:  /s/  S. William Green                   /s/ Cynthia Green Colin
   -------------------------------       ---------------------------------------
Its: President                               CYNTHIA GREEN COLIN


RESIDUAL TRUST U/W/O EVELYN GREEN DAVIS


By:  /s/  S. William Green
   -------------------------------
Its: Trustee


STRYKER & BROWN


By:  /s/  S. William Green
   -------------------------------
Its: Partner


THE 1998 CYNTHIA G. COLIN TRUST


By:  /s/  S. William Green
   -------------------------------
Its: Trustee


LAURA COLIN ISSUE LEAD TRUST


By:  /s/ Cynthia Green Colin
   -------------------------------
Its: Trustee

ANN COLIN ISSUE LEAD TRUST


By:  /s/ Cynthia Green Colin
   -------------------------------
Its:     Trustee

TRUST FOR ISSUE OF S. WILLIAM GREEN


By:  /s/  S. William Green
   -------------------------------
Its: Trustee


TRUST FOR S. WILLIAM GREEN U/W/O LOUIS A. GREEN


By:  /s/  S. William Green
   -------------------------------
Its: Trustee


CATHERINE GREEN ISSUE LEAD TRUST


By:  /s/  S. William Green
   -------------------------------
Its: Trustee


LOUIS A. GREEN ISSUE LEAD TRUST


By:  /s/  S. William Green
   -------------------------------
Its: Trustee


THE GREEN FUND, INC.


By:  /s/  S. William Green
   -------------------------------
Its: Treasurer

                                LIST OF EXHIBITS

EXHIBIT A: THE GREEN FAMILY ENTITIES AND STOCKHOLDERS (omitted)

EXHIBIT B: CERTIFICATES OF MERGER (omitted)

EXHIBIT C: ALLOCATION OF NEWTEK STOCK AMONG COMCAP STAKEHOLDERS (omitted)

EXHIBIT D: ESCROW AGREEMENT

EXHIBIT E: STOCKHOLDER RELEASE

EXHIBIT F: EMPLOYMENT AGREEMENT FORMS FOR MESSRS. CHARLES FREEMAN, JOHN COX AND MICHAEL DOWD

                                    EXHIBIT A

                   THE GREEN FAMILY ENTITIES AND STOCKHOLDERS

                                    (omitted)

                                    EXHIBIT B

                                    (omitted)

                                    EXHIBIT C

                           ALLOCATION OF NEWTEK STOCK

                            AMONG COMCAP STAKEHOLDERS

                                    (omitted)

                                    EXHIBIT D

                                ESCROW AGREEMENT

                                   (attached)

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT is made and entered into as of July __, 2002, among NEWTEK CAPITAL, INC., a New York corporation ("Newtek"), COMCAP HOLDINGS CORP. ("Comcap"), a Delaware corporation, CRAIG REYNOLDS ("Reynolds") and CHARLES FREEMAN ("Freemen"), as the majority common stockholders of Comcap ("Comcap Majority Stockholders") and the TWELVE TRUSTS OR CORPORATIONS AND ONE INDIVIDUAL related to the Green family holding preferred stock or a note issued by Comcap (as fully set forth in the Merger Agreement and referred to herein as the "Green Trusts Parties") and ______________, a _____________ corporation, as escrow agent ("Escrow Agent").

                                    RECITALS

                  A. Newtek, Comcap, the Comcap Majority Stockholders and the Green Trusts Parties have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated ______________, 2002.

                  B. Newtek, Comcap, the Comcap Majority Stockholders and the Green Trusts Parties desire to make provision for the disposition of 82,980 shares (the "Escrowed Merger Shares") of Newtek common stock, par value $0.02 per share ("Newtek Common Stock") subject to certain contingencies as fully set forth in the Merger Agreement, which is incorporated by reference and attached hereto, and as set forth herein.

                  C. The Escrow Agent has agreed to serve as such on the terms and conditions contained herein, to hold the Escrowed Merger Shares and to release the shares, all as provided herein.

                  D. Newtek and Comcap are referred to herein as the "Indemnified Parties" and the Comcap Majority Stockholders and the Green Trusts Parties are referred to herein as the "Indemnifying Parties."

                                   AGREEMENTS

                  In consideration of the recitals and mutual covenants and agreements set forth herein, the parties hereby covenant and agree as follows:

                  1. Appointment. Newtek, Comcap, Comcap Majority Stockholders and the Green Trusts Parties appoint the Escrow Agent as escrow agent as set forth below. The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions contained in this Escrow Agreement.

                  2. Issuance and Delivery of Shares. The Escrowed Merger Shares shall be issued to and in the name of the Comcap Majority Stockholders and the Green Trusts Parties as set forth in the Merger Agreement, however, certificates representing the Escrowed Merger Shares shall be delivered to the Escrow Agent to be held in escrow subject to the terms of this Escrow Agreement, and such Escrowed Merger Shares shall be released to the Comcap Majority

Stockholders and the Green Trusts Parties or returned to Newtek only as set forth in Section 4, below.

                  3. Escrow. The Escrow Agent agrees to hold the Escrowed Merger Shares received by the Escrow Agent in accordance with Section 2 until the release of the Escrowed Merger Shares pursuant to Section 4.

                  4. Release of the Escrowed Merger Shares. The Escrow Agent shall not release any part of the Escrowed Merger Shares to any party except as provided in Section 4 (a), (b) or (c).

                     (a) If either of the Indemnified Parties assert a claim for indemnification under Article VII of the Merger Agreement, they shall provide notice to the Escrow Agent as set forth in Section 7.05 of the Merger Agreement (see: Sample Notice of Claim, attached hereto as Exhibit A) as to the basis of their claim and their calculation of the amount of claim based upon the terms of
Section 7.03 of the Merger Agreement. The Indemnified Parties shall deliver a copy of said Notice of Clam to each of the Indemnifying Parties. If within 30 days of receiving notice of the basis for and amount of the Indemnified Parties' claim, none of the Indemnifying Parties dispute the basis or amount of the claim, then within 10 calendar days following the expiration of such 30 day period, the Escrow Agent shall provide any necessary notifications to Newtek's transfer agent to cause certificates for the appropriate number of shares to be prepared for return to Newtek for cancellation.

                     (b) If within 30 days of receiving the Notice of Claim, the Indemnifying Parties or any one of them disagree with the basis of the claim or the amount of damages caused thereby as fully set forth in Section 7.05(b) of the Merger Agreement, then within 30 days of receiving the Notice of Claim, the Indemnifying Parties shall give notice to the Escrow Agent and the Indemnified Parties of such disagreement and, in that case, the Indemnified Parties shall have no immediate right to recover indemnity hereunder until such time, if at all, as (i) a court of competent jurisdiction issues a final, non-appealable order specifying the amount of the Indemnified Parties recovery, in which case the Indemnified Parties shall have the right promptly to recover the amount so specified (subject to the limitations contained in Sections 7.03 or 7.04 of the Merger Agreement); or (ii) when the Indemnified Parties and the Indemnifying Parties jointly notify the Escrow Agent of their written agreement concerning the amount of the recovery.

                     (c) In the event any Escrowed Merger Shares remain in the possession of the Escrow Agent after October 1, 2006, which Shares are not subject to any Notice of Claim, such Escrowed Merger Shares shall within ten
(10) days be returned to the Indemnifying Parties pursuant to the terms of the Merger Agreement and the Escrow Agent will be relieved of all further obligations hereunder.

                  5. The Escrow Agent's Fees. The Escrow Agent has waived the payment of any fees hereunder.

                  6. Escrow Agent's Obligations. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Escrow Agreement. The Escrow Agent shall not be responsible or accountable for the correctness of any information provided to it by the Indemnified Parties, or any action taken on the basis of such information, including, without limitation, any disbursement of Escrowed Merger Shares by the Escrow Agent pursuant to Section 4(a) or (b) and shall not be required in any event to verify independently the correctness of any information provided to it. The Escrow Agent shall be entitled to rely, without any investigation whatsoever, upon any communications received from the Indemnified Parties, and the Escrow Agent shall be entitled to deem the signatories of the communications submitted to it hereunder as being those purported to be authorized to sign such and shall be entitled to rely on the genuineness of the signatures of such signatories without inquiry and without sustaining evidence of any kind. The Escrow Agent shall have the right to consult with counsel and shall be fully protected and shall not be liable with respect to any action, taken or omitted by the Escrow Agent in good faith and on advice of counsel, and shall be fully protected and shall not be liable for any error of judgments or for any act done or omitted by it in good faith, except for its own gross negligence or willful misconduct. The Escrow Agent shall have no duties to anyone except those signing this Escrow Agreement. In addition:

                     (a) if any property held under this Escrow Agreement is attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow Agent is expressly authorized in its sole direction, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

                     (b) if the Escrow Agent becomes involved in litigation on account of the Escrowed Merger Shares or of this Escrow Agreement, it shall have the right to retain counsel and shall, unless such litigation results from the Escrow Agent's own gross negligence or willful misconduct, (i) have a lien on the Escrowed Merger Shares for one half of its damages, reasonable attorneys' fees, disbursements, and expenses in connection with such litigation; and be entitled to reimbursement therefor out of such property, and (ii) have the right to be reimbursed by the Indemnified Parties for the other half of such damages, reasonable attorney's fees, disbursements and expenses.

                  7. Indemnification, Taxes, assessments. The Indemnified Parties agree to indemnify and hold harmless and reimburse the Escrow Agent from and against any taxes, assessments, liabilities, claims, damages, actions, suits costs and expenses (including attorney's fees) or other charges suffered or incurred by the Escrow Agent in connection with the performance of its services hereunder, unless caused by the Escrow Agent's gross negligence or willful misconduct. The provisions of Sections 6 and 7 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

                  8. Miscellaneous.

                     (a) This Escrow Agreement and the incorporated provisions of the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and this Escrow Agreement may not be modified or amended except by written instrument executed by all the parties hereto.

                     (b) This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                     (c) This Escrow Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than New York.

                     (d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the next business day following delivery to a nationally recognized overnight courier service, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day following electronic transmission to the facsimile number specified below with receipt acknowledged.

                     If to Newtek Capital, Inc:
                     845 Third Avenue, 8/th/ floor
                     New York, NY 10022
                     Facsimile No.: 212-826-9159

                     If to Comcap Holdings Corp.:

                     Facsimile No.:

                     If to Comcap Majority Stockholders:

                     Facsimile No.:

                     If to the Green Trusts Parties:

                     If to the Escrow Agent:

                  9. Escrow Dispute. In the event of any disagreement between the Indemnified Parties and the Indemnifying Parties resulting in adverse claims and demands being made in connection with or for the Escrowed Merger Shares, the Escrow Agent shall be entitled, as its option, to hold the Escrowed Merger Shares until such time as a mutual agreement has been reached among all the parties or until disbursement is legally authorized by final judgment or decree of any court of competent jurisdiction, or to deposit the Escrowed Merger Shares with any court of competent jurisdiction pending the resolution of the disagreement. In the event any disagreement between the Indemnified Party and the Indemnified Parties results in litigation, arbitration or other similar proceeding, the prevailing party shall be entitled to recover from the other party its reasonable attorneys fees and costs.

                  10. Termination. This Escrow Agreement shall terminate and be of no further force and effect upon the disbursement of all of the Escrowed Merger Shares in accordance with the provisions hereof.

                  11. Resignation. The Escrow Agent, acting at any time hereunder, may resign at any time by giving 30 days' prior written notice of resignation to the Indemnified Parties and the Indemnifying Parties, such resignation to be effective on the date specified on such notice. Upon the effectiveness of such resignation, the Escrow Agent shall deliver the certificates representing the Escrowed Merger Shares to such succeeding Escrow Agent or to such persons as the parties designate in writing to the Escrow Agent prior to the effectiveness of the resignation. In the event no such designation has been provided, the Escrow Agent shall deposit the Escrowed Merger Shares with any court of competent jurisdiction. Prior to the effectiveness of the resignation of the Escrow Agent, the Escrow Agent shall remain obligated to perform all duties required of it under this Escrow Agreement.

                  12. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

                            [Signature Page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

NEWTEK CAPITAL, INC.


By __________________________________
Title:_______________________________


ESCROW AGENT:


BY:__________________________________
Duly Authorized


COMCAP HOLDINGS CORP.


By:__________________________________

Title:_______________________________


COMCAP STOCK HOLDER


_____________________________________

Print Name:__________________________


COMCAP STOCK HOLDER


_____________________________________

Print Name:__________________________


CYNTHIA COLIN GREEN
_____________________________________

S. WILLIMA GREEN

_____________________________

MALCOLM GIBBS FOUNDATION, INC.

By:__________________________

Its:_________________________


RESIDUAL TRUST U/W/O EVELYN GREEN DAVIS


By:__________________________

Its:_________________________


STRYKER & BROWN

By:__________________________

Its:_________________________


THE 1998 CYNTHIA G. COLIN TRUST


By:__________________________

Its:_________________________


LAURA COLIN ISSUE CHARITABLE TRUST


By:__________________________

Its:_________________________


ANN COLIN ISSUE CHARITABLE TRUST


By:__________________________

Its:_________________________

TRUST FOR ISSUE OF S. WILLIAM GREEN


By:__________________________

Its:_________________________


TRUST FOR S. WILLIAM GREEN U/W/O LOUIS A. GREEN


By:__________________________

Its:_________________________


CATHERINE GREEN CHARITABLE LEAD TRUST


By:__________________________

Its:_________________________


LOUIS A. GREEN CHARITABLE LEAD TRUST


By:__________________________

Its:_________________________


THE GREEN FUND, INC.


By:__________________________

Its:_________________________

                                    EXHIBIT A
                       NOTICE OF CLAIM FOR INDEMNIFICATION

                                                                (Date)__________

Escrow Agent
Attention:

      Re: Escrow Agreement dated July__, 2002

Dear Mr.____:

      1. Reference is made to that certain Escrow Agreement dated as of July __, 2002. All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

      2. This shall serve as notice that the undersigned _______________________
                                                         (specify officer title)
of Newtek Capital, Inc. [or Comcap Holding Corp. or its successor] hereby asserts a claim for indemnification and certifies that the basis for the claim and the amount of the claim is as follows:


      3. I hereby certify that simultaneous notice is being provided to the Indemnifying Parties as set forth in section 4 of the Escrow Agreement. You are hereby directed to follow the procedures set forth in section 6 of the Escrow Agreement, Recovery by Indemnified Party, in determining whether to release indemnity.

      IN WITNESS WHEREOF, the undersigned has executed this statement on the date indicated above.

NEWTEK CAPITAL, INC.
[or COMCAP HOLDING CORP.]


By:_______________________________

Its:______________________________

                                    EXHIBIT E

                               STOCKHOLDER RELEASE

                                   (attached)

                               RELEASE AND WAIVER

         The undersigned, a "Comcap Stockholder" under the terms of that Agreement and Plan of Merger, dated August 7, 2002 (the "Agreement"), in conjunction with and conditioned upon the Closing as set forth in said Agreement, hereby releases Comcap Holdings Corp., its subsidiaries, affiliates, officers, directors, employees and agents, and their successors, of and from all claims, demands and liabilities of any kind or nature from the beginning of the world through the date hereof.

Dated:________________, 2002


____________________________________

                                    EXHIBIT F
                           EMPLOYMENT AGREEMENT FORMS
             FOR MESSRS. JOHN COX, MICHAEL DOWD and CHARLES FREEMAN

                                   (attached)

                          SMALL BUSINESS FUNDING, INC.

                          -----------------------------



                            Employment Agreement with

                                   John R. Cox

                          -----------------------------


PREAMBLE. This Agreement entered into this 23rd day of August, 2002, by and between Small Business Funding, Inc. (the "Company") and John R. Cox (the "Executive"), effective immediately.

WHEREAS, the Executive has many years of experience in the matters related to the business of the Company, particularly small business lending and related programs under the sponsorship of the U.S. Small Business Administration; and

WHEREAS, the Company wishes to employ the Executive as its full time executive officer and elect him as a director; and

WHEREAS, the parties desire by this writing to set forth the employment relationship of the Company and the Executive.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Defined Terms

          When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

          (a)  "Board" shall mean the Board of Directors of the Company.


          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

          (c) "Company" shall mean SMALL BUSINESS FUNDING, INC., and any successor to its interest.

          (d) "Disability" shall mean the inability of the Executive to perform his duties under this Agreement due to physical or mental incapacity which shall
(i) have lasted at least three (3) months and (ii) shall be certified by a qualified physician experienced in such matters, as selected and paid for by the Company.

          (e) "Effective Date" shall mean date for the commencement of the Executive's duties hereunder which shall be the date of completion of the merger of SBA Holdings with Comcap Holdings, Inc. or such earlier date as the parties may agree in writing.

          (f)  "Executive" shall mean John R. Cox.

          (g) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Executive in writing: (i) a material reduction in the Executive's base compensation as the same may have been increased from time to time; (ii) the failure by the Company to continue to provide the Executive with compensation and benefits provided for on the Effective Date, as the same may have been increased from time to time, or with benefits substantially similar to those provided to him under any of the executive benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him; or (iii) the assignment to the Executive of duties and responsibilities materially different from those associated with his position on the Effective Date.

          (h) "Just Cause" shall mean the Executive's willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, conviction of a felony or material breach of any provision of this Agreement.

          (i) "SBA Holdings" shall mean SBA Holdings, Inc., a New York corporation, the sole stockholder of the Company.

2. Employment. The Executive is employed as the full time Chief Executive Officer of the Company. The Executive shall devote his full time and attention to such duties as are set forth on the attached Position Description (as the same shall be modified from time to time by the Board) and shall render such other administrative and management services for the Company and its subsidiaries as are currently rendered and as are customarily performed by persons situated in a similar executive capacity and consistent with the duties of the Company. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company and its subsidiaries. The Executive's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company. The Executive shall not engage in the active pursuit of any business, including consulting services for third parties, other than in conjunction with or as a part of the business of the Company.

3. Base Compensation. The Company agrees to pay the Executive during the term of this Agreement a salary at the rate of $250,000 per annum, payable in cash not less frequently than monthly.

4. Stock Options. The parent of the Company, Newtek Capital, Inc., shall undertake in a separate letter agreement of even date to provide you with incentive stock options under its 2000 Incentive Stock and Deferred Compensation Plan; specifically, 77,000 options, with a five year term and with a strike price equal to the market value of the underlying Newtek Common stock on the date of grant.

     5.   Other Benefits; Expenses.

          (a) Participation in Retirement, Medical and Other Plans. The Executive shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

          (b) Expenses. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

          (c) Living Expense. The Executive shall be entitled to a cash payment of One Thousand Five Hundred Dollars ($1,500) per month to be applied towards his living expenses in order to facilitate his presence in the New York City area.

          (d) Travel Expense. The Executive shall be entitled, in addition to travel on the business of the Company, to reimbursement for the expense of commuting from the Washington, DC area to the New York area; provided, however, that such reimbursement shall not exceed $1,200.00 per month.

6. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending three (3) years thereafter (or such earlier date as is determined in accordance with Section 11) (the "Term"), provided, however, that the Company may terminate the Term at the end of two (2) years by giving the Executive written notice of its intent to do so at least ninety (90) days prior to the end of the second year.

     7.   Non-Competition and Protection of Confidential Information

          (a) Executive agrees that Executive's services hereunder are of a special, unique, extraordinary and intellectual character and Executive's position with the Company places Executive in a position of confidence and trust with the clients or customers of the Company and its corporate affiliates ("Affiliates"). It is agreed that throughout the Term and for the respective periods specified in (1), or (2) below following the termination hereof, Executive shall not directly or indirectly:

          (1) for two (2) years, attempt in any manner to persuade any client or customer of the Company or the Affiliates to cease to do business or to reduce the amount of business which any such client or customer has customarily done or contemplates doing with the Company or the Affiliates, whether or not the relationship between the Company or the Affiliates and such client or customer was originally established in whole or in part through its or Executive's efforts; or

          (2) for two (2) years, employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the six months preceding termination was in the employ of the Company or the Affiliates.

It is further agreed that throughout his employment with the Company and for one year (1) thereafter, Executive shall not directly or indirectly enter the employ of or render any services to any person, firm or corporation that is engaged directly or thorough an affiliate or otherwise in conducting a business similar to that of the Company but not as a management or similar consultant.

          (b) It is also agreed that Executive will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company or the Affiliates or of any client or customer of the Company or the Affiliates, or utilize such confidential information or trade secret for his or its own benefit, or for the benefit of third parties except pursuant to a lawful order of a court of competent jurisdiction. The term "confidential information or trade secret of the Company or the Affiliates" does not include any information which becomes generally available to the public other than by breach of this provision.

          (c) If Executive commits a breach or threatens to commit a breach, of any of the provisions of subparagraphs (a) or (b) above, the Company, shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (d) Nothing contained in this Section 7 shall be deemed to prevent or limit the Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company or, solely as a passive or minority investor and with the prior approval of the Board, in any business similar to that of the Company.

8. Standards. The Executive shall perform his duties under this Agreement in accordance with such standards as the Board may establish from time to time. The Company will provide Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

9. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management Executives of the Company.

          (b) The Executive shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Executive shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Board.

10. Indemnification. The Company shall indemnify and hold harmless Executive from any and all loss, expense, or liability that he may incur due to his services for the Company during the full Term of this Agreement and shall have the option to maintain insurance for such purposes.

11. Termination and Termination Pay. The Executive's employment hereunder may be terminated under the following circumstances:

          (a) Just Cause. The Board may, based on a good faith determination and only after giving the Executive written notice and a reasonable opportunity to cure, immediately terminate the Executive's employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

          (b) Without Just Cause. The Board may, by written notice to the Executive, immediately terminate his employment for a reason other than Just Cause, in which case the Executive shall be paid an amount equal to the balance of the compensation provided by this Agreement.

          (c) Resignation by Executive with Good Reason. The Executive may at any time immediately terminate employment for Good Reason, in which case the Executive shall be entitled to receive the following compensation and benefits:
(i) the salary provided pursuant to Section 3 hereof, up to the expiration date (the "Expiration Date") of the Term, including any renewal term, of this Agreement, and (ii) the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment.

          (d) Resignation by Executive without Good Reason. The Executive may voluntarily terminate employment with the Company during the Term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Executive shall receive only his compensation, vested rights, and Executive benefits up to the date of his resignation without Good Reason.

          (e) Retirement, Death, or Disability. If the Executive's employment terminates during the Term of this Agreement due to his death or Disability, the Executive (or the beneficiaries of his estate) shall be entitled to receive the compensation and benefits that the Executive would otherwise have become entitled to receive for the balance of the Term, but not to exceed six (6) months. If the Executive shall have been unable to perform the duties of his position for a period of three (3) months, the Executive shall, if so requested by the Company, submit to an examination to determine the existence of a Disability.

     12.  Successors and Assigns.

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

13. Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement by it has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company.

14. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

15. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17. Survival. It is agreed by the parties that Section 7, "Non-Competition and Protection of Confidential Information" shall survive the termination of this Agreement.

18. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

                            [signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

Witnessed by:                             SMALL BUSINESS FUNDING, INC.


_________________________                   By _________________________________

                                            Its: _______________________________

Witnessed by:                                      EXECUTIVE


_________________________
                                            ____________________________________
                                                   John R. Cox



                                          SBA HOLDINGS, INC.

                                          By: __________________________________

                                          Its: _________________________________

                              POSITION DESCRIPTION

                          JOHN R. COX, CHAIRMAN AND CEO

                          SMALL BUSINESS FUNDING, INC.

1. Perform all duties traditionally associated with the position of Chief Executive Officer (CEO), including the selection and hiring of necessary employees and agents of the Company.

2. Serve as Chairman of the Underwriting & Loan Committee and provide supervision to appropriate staff services.

3. Develop, institute and maintain company policies and procedures, including appropriate mechanisms to ensure ongoing compliance with company policies and procedures, and federal, state, and local regulatory requirements.

4. Hire and manage employees and independent contractors, appropriate underwriters, processors and marketers of Small Business Administration (SBA) loans.

5.   Report to Board no less frequently than on a quarterly basis.

6. Retain the services of accountants and lawyers to protect corporate assets, ensure adequate financial disclosure and reporting and to report to the Board.

7. Insure the adequacy of corporate, D&O, and other commercially reasonable or appropriate insurance coverage.

8. Manage and direct a program of securitization of the loans of the Company, as directed by the Board.

9    Maintain and establish lending and warehouse credit facilities.

10. Manage and direct the process of raising equity capital for the business as necessary.

11. Maintain and establish a positive relationship with the SBA in Washington, D.C. and regional offices.

12. Attempt to cause the Company to re-qualify and be certified under the "Preferred Lender Program."

13. Utilize the attached Business Plan as the basis for the management of the Company and prepare monthly, quarterly and annual reports to the Board of the extent of compliance with said Plan and the changes in said Plan required by the business of the Company.

14. Supervise the corporate affairs of SBA Holdings, as a non-operating holding company, to the extent required by the business of SBA Holdings and the Company.

                          SMALL BUSINESS FUNDING, INC.

                          -----------------------------



                            Employment Agreement with

                                 Michael J. Dowd

                          -----------------------------


PREAMBLE. This Agreement entered into this 23rd day of August 2002, by and between Small Business Funding, Inc. (the "Company") and Michael J. Dowd (the "Executive"), effective immediately.

WHEREAS, the Executive has many years of experience in the matters related to the business of the Company, particularly small business lending and related programs under the sponsorship of the U.S. Small Business Administration; and

WHEREAS, the Company wishes to employ the Executive as its full time chief operating officer and elect him as a director; and

WHEREAS, the parties desire by this writing to set forth the employment relationship of the Company and the Executive.

     NOW, THEREFORE, it is AGREED as follows:

     1.    Defined Terms

           When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

           (a)   "Board" shall mean the Board of Directors of the Company.


           (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

           (c) "Company" shall mean SMALL BUSINESS FUNDING, INC., and any successor to its interest.

           (d) "Disability" shall mean the inability of the Executive to perform his duties under this Agreement due to physical or mental incapacity which shall (i) have lasted at least three (3) months and (ii) shall be certified by a qualified physician experienced in such matters, as selected and paid for by the Company.

           (e) "Effective Date" shall mean the date for the commencement of the Executive's duties hereunder which shall be the date ofcompletion of the merger of SBA Holdings with Comcap Holdings, Inc.

           (f)   "Executive" shall mean Michael J. Dowd.

           (g) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Executive in writing: (i) a material reduction in the Executive's base compensation as the same may have been increased from time to time; (ii) the failure by the Company to continue to provide the Executive with compensation and benefits provided for on the Effective Date, as the same may have been increased from time to time, or with benefits substantially similar to those provided to him under any of the executive benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him; or (iii) the assignment to the Executive of duties and responsibilities materially different from those associated with his position on the Effective Date.

           (h) "Just Cause" shall mean the Executive's willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, conviction of a felony or material breach of any provision of this Agreement.

           (i) "SBA Holdings" shall mean SBA Holdings, Inc., a New York corporation, the sole stockholder of the Company.

2. Employment. The Executive is employed as the full time Chief Operating Officer of the Company. The Executive shall devote his full time and attention to such duties as are set forth on the attached Position Description (as the same shall be modified from time to time by the Board) and shall render such other administrative and management services for the Company and its subsidiaries as are currently rendered and as are customarily performed by persons situated in a similar executive capacity and consistent with the duties of the Company. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company and its subsidiaries. The Executive's other duties shall be such as the Board or the Company's Chief Executive Officer may from time to time reasonably direct, including normal duties as an officer of the Company. The Executive shall not engage in the active pursuit of any business, including consulting services for third parties, other than in conjunction with or as a part of the business of the Company.

3. Base Compensation. The Company agrees to pay the Executive during the term of this Agreement a salary at the rate of $200,000 per annum, payable in cash not less frequently than monthly.

           4. Stock Options. The parent of the Company, Newtek Capital, Inc., shall undertake in a separate letter agreement of even date to provide you with incentive stock options under its 2000 Incentive Stock and Deferred Compensation Plan; specifically, 77,000 options, with a five year term and with a strike price equal to the market value of the underlying Newtek Common stock on the date of grant.

     5.    Other Benefits; Expenses.

           (a) Participation in Retirement, Medical and Other Plans. The Executive shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

           (b) Expenses. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

           (c) Living Expense. The Executive shall be entitled to a cash payment of One Thousand Five Hundred Dollars ($1,500) per month to be applied towards his living expenses in order to facilitate his presence in the New York City area.

           (d) Travel Expense. The Executive shall be entitled, in addition to travel on the business of the Company, to reimbursement for the expense of commuting from the Washington, DC area to the New York area; provided, however, that such reimbursement shall not exceed $1,500.00 per month.

6. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending three (3) years thereafter (or such earlier date as is determined in accordance with Section 11) (the "Term"), provided, however, that the Company may terminate the Term at the end of two (2) years by giving the Executive written notice of its intent to do so at least ninety (90) days prior to the end of the second year.

     7.    Non-Competition and Protection of Confidential Information

           (a) Executive agrees that Executive's services hereunder are of a special, unique, extraordinary and intellectual character and Executive's position with the Company places Executive in a position of confidence and trust with the clients or customers of the Company and its corporate affiliates ("Affiliates"). It is agreed that throughout the Term and for the respective periods specified in (1), or (2) below following the termination hereof, Executive shall not directly or indirectly:

           (3) for two (2) years, attempt in any manner to persuade any client or customer of the Company or the Affiliates to cease to do business or to reduce the amount of business which any such client or customer has customarily done or contemplates doing with the Company or the Affiliates, whether or not the relationship between the Company or the Affiliates and such client or customer was originally established in whole or in part through its or Executive's efforts; or

           (4) for two (2) years, employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the six months preceding termination was in the employ of the Company or the Affiliates.

It is further agreed that throughout his employment with the Company and for one year (1) thereafter, Executive shall not directly or indirectly enter the employ of or render any services to any person, firm or corporation that is engaged directly or thorough an affiliate or otherwise in conducting a business similar to that of the Company, but not as a management or similar consultant.

          (b) It is also agreed that Executive will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company or the Affiliates or of any client or customer of the Company or the Affiliates, or utilize such confidential information or trade secret for his or its own benefit, or for the benefit of third parties except pursuant to a lawful order of a court of competent jurisdiction. The term "confidential information or trade secret of the Company or the Affiliates" does not include any information which becomes generally available to the public other than by breach of this provision.

          (c) If Executive commits a breach or threatens to commit a breach, of any of the provisions of subparagraphs (a) or (b) above, the Company, shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (d) Nothing contained in this Section 7 shall be deemed to prevent or limit the Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company or, solely as a passive or minority investor and with the prior approval of the Board, in any business similar to that of the Company.

8. Standards. The Executive shall perform his duties under this Agreement in accordance with such standards as the Board may establish from time to time. The Company will provide Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

9. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management Executives of the Company.

          (b) The Executive shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Executive shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Board.

10. Indemnification. The Company shall indemnify and hold harmless Executive from any and all loss, expense, or liability that he may incur due to his services for the Company during the full Term of this Agreement and shall have the option to maintain insurance for such purposes.

11. Termination and Termination Pay. The Executive's employment hereunder may be terminated under the following circumstances:

          (a) Just Cause. The Board may, based on a good faith determination and only after giving the Executive written notice and a reasonable opportunity to cure, immediately terminate the Executive's employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

          (b) Without Just Cause. The Board may, by written notice to the Executive, immediately terminate his employment for a reason other than Just Cause, in which case the Executive shall be paid an amount equal to the balance of the compensation provided by this Agreement.

          (c) Resignation by Executive with Good Reason. The Executive may at any time immediately terminate employment for Good Reason, in which case the Executive shall be entitled to receive the following compensation and benefits:
(i) the salary provided pursuant to Section 3 hereof, up to the expiration date (the "Expiration Date") of the Term, including any renewal term, of this Agreement, and (ii) the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment.

          (d) Resignation by Executive without Good Reason. The Executive may voluntarily terminate employment with the Company during the Term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Executive shall receive only his compensation, vested rights, and Executive benefits up to the date of his resignation without Good Reason.

          (e) Retirement, Death, or Disability. If the Executive's employment terminates during the Term of this Agreement due to his death or Disability, the Executive (or the beneficiaries of his estate) shall be entitled to receive the compensation and benefits that the Executive would otherwise have become entitled to receive for the balance of the Term, but not to exceed six (6) months. If the Executive shall have been unable to perform the duties of his position for a period of three (3) months, the Executive shall, if so requested by the Company, submit to an examination to determine the existence of a Disability.

     12.  Successors and Assigns.

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

13. Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement by it has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company.

14. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

15. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. THE PARTIES HEREBY AGREE, IN ANY DISPUTE UNDER THIS AGREEMENT, THAT TO THE FULLEST EXTENT PERMITTED BY LAW THEY EACH WAIVE THE RIGHT TO A TRIAL BY JURY.

16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17. Survival. It is agreed by the parties that Section 7, "Non-Competition and Protection of Confidential Information" shall survive the termination of this Agreement.

18. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

                            [signature page follows]

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

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

Witnessed by:                         SMALL BUSINESS FUNDING, INC.


_________________________             By _________________________________


                                      Its:________________________________

Witnessed by:                               EXECUTIVE


_________________________             ____________________________________
                                            Michael J. Dowd



                                      SBA HOLDINGS, INC.

                                      By _________________________________


                                      Its:________________________________

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

                              POSITION DESCRIPTION

                    MICHAEL J. DOWD, CHIEF OPERATING OFFICER

                          SMALL BUSINESS FUNDING, INC.

1. Perform all duties traditionally associated with the position of Chief Operating Officer (COO).

2.   Serve as a member of the Underwriting & Loan Committee.

3. Develop, institute and maintain company policies and procedures, including appropriate mechanisms to ensure ongoing compliance with company policies and procedures, and federal, state, and local regulatory requirements.

4. Hire and manage employees and independent contractors, appropriate underwriters, processors and marketers of Small Business Administration (SBA) loans.

5. Working with the CEO, report to Board no less frequently than on a quarterly basis.

6. Assist in maintaining and establishing lending and warehouse credit facilities.

7. Assist in the process of raising equity capital for the business as necessary.

8. Maintain and establish a positive relationship with the SBA in Washington, D.C. and regional offices.

9. Attempt to cause the Company to re-qualify and be certified under the "Preferred Lender Program."

10. Utilize the attached Business Plan as the basis for the management of the Company and prepare monthly, quarterly and annual reports to the Board of the extent of compliance with said Plan and the changes in said Plan required by the business of the Company.

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

                          SMALL BUSINESS FUNDING, INC.

                            -------------------------



                              Employment Agreement

                                 Charles Freeman

                            -------------------------


PREAMBLE. This Agreement entered into this ____ day of July 2002, by and between Small Business Funding, Inc. (the "Company") and Charles Freeman (the "Executive"), effective immediately.

WHEREAS, the Executive has many years of experience in the matters related to the business of the Company, particularly small business lending and related programs under the sponsorship of the U.S. Small Business Administration; and

WHEREAS, the Company wishes to employ the Executive as its full time President and an executive officer and elect him as a director of the Company; and

WHEREAS, the parties desire by this writing to set forth the employment relationship of the Company and the Executive.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Defined Terms

          When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

          (c) "Company" shall mean SMALL BUSINESS FUNDING, INC., and any successor to its interest.

          (d) "Disability" shall mean the inability of the Executive to perform his duties under this Agreement due to physical or mental incapacity which shall
(i) have lasted at least three (3) months and (ii) shall be certified by a qualified physician experienced in such matters, as selected and paid for by the Company.

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

          (d) "Effective Date" shall mean the date of execution referenced in the Preamble of this Agreement.

          (e)  "Executive" shall mean Charles Freeman.

          (f) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Executive in writing: (i) a material reduction in the Executive's base compensation as the same may have been increased from time to time; (ii) the failure by the Company to continue to provide the Executive with compensation and benefits provided for on the Effective Date, as the same may have been increased from time to time, or with benefits substantially similar to those provided to him under any of the executive benefit plans in which the Executive hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him, or (iii) the failure of the Executive to be maintained in office (other than for Just Cause) as a director of the Company or SBA Holdings.

          (g) "Just Cause" shall mean the Executive's willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, conviction of a felony or material breach of any provision of this Agreement.

          (h) "SBA Holdings" shall mean SBA Holdings, Inc., a New York corporation, the sole stockholder of the Company.

          (i) "Term" shall mean the one (1) year period beginning upon the Effective Date and ending on the first anniversary of said date, unless the Term is earlier terminated as provided herein.

2. Employment. The Executive is employed as the full time President and an executive officer of the Company. The Executive shall devote his full time and attention to such duties as are set forth on the attached Position Description (as the same shall be modified from time to time by the Board) and shall render such other administrative and management services for the Company and its subsidiaries as are customarily performed by persons situated in a similar executive capacity and consistent with the duties of the Company. The Executive shall be elected as a director of the Company and of its parent, SBA Holdings, and shall also promote, as and to the extent permitted by law, the business of the Company and its subsidiaries. The Executive's other duties shall be such as the Company's Board may from time to time reasonably direct, including normal duties as an officer of the Company. The Executive shall not engage in the active pursuit of any business other than in conjunction with or as a part of the business of the Company.

3.   Base Compensation.

     (a) The Company agrees to pay the Executive during the term of this Agreement a salary at the rate of $225,000 per annum, payable in cash not less frequently than monthly.

     (b) The Company agrees, if the Term is not extended beyond the first anniversary of the Effective Date, or if the Term shall be earlier terminated pursuant to Section 10, other than

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

for Just Cause, then Executive shall be paid an amount equal to the annual Base Compensation ("Severance"), from either the date of Termination or the date of non-renewal.

4.   Other Benefits; Expenses.

          (a) Participation in Retirement, Medical and Other Plans. The Executive shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

          (b) Life and Disability Insurance. The Company shall maintain the life insurance and disability insurance insuring the Executive as maintained previously by the predecessor of the Company during the Term, provided that the annual cost of such insurance does not exceed $17,120.89.

          (c) Expenses. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

5. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending one (1) year thereafter (or such earlier date as is determined in accordance with Section 10) (the "Term").

     6.   Non-Competition and Protection of Confidential Information

          (a) Executive agrees that Executive's services hereunder are of a special, unique, extraordinary and intellectual character and Executive's position with the Company places Executive in a position of confidence and trust with the clients or customers of the Company and its corporate affiliates ("Affiliates"). It is agreed that throughout the Term and for the respective periods specified in (1), or (2) below following the termination hereof, Executive shall not directly or indirectly:

          (5) for two (2) years, attempt in any manner to persuade any client or customer of the Company or the Affiliates to cease to do business or to reduce the amount of business which any such client or customer has customarily done or contemplates doing with the Company or the Affiliates, whether or not the relationship between the Company or the Affiliates and such client or customer was originally established in whole or in part through its or Executive's efforts; or

          (6) for two (2) years, employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the six months preceding termination was in the employ of the Company or the Affiliates.

It is further agreed that throughout his employment with the Company and for six
(6) months thereafter, Executive shall not directly or indirectly enter the employ of or render any services to

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

any person, firm or corporation that is engaged directly or thorough an affiliate or otherwise, in conducting a business similar to that of the Company.

          (b) It is also agreed that Executive will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company or the Affiliates or of any client or customer of the Company or the Affiliates, or utilize such confidential information or trade secret for his or its own benefit, or for the benefit of third parties except pursuant to a lawful order of a court of competent jurisdiction. The term "confidential information or trade secret of the Company or the Affiliates" does not include any information which becomes generally available to the public other than by breach of this provision.

          (c) If Executive commits a breach or threatens to commit a breach, of any of the provisions of subparagraphs (a) or (b) above, the Company, shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (d) Nothing contained in this Section 6 shall be deemed to prevent or limit the Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company or, solely as a passive or minority investor and with the prior approval of the Board, in any business.

7. Standards. The Executive shall perform his duties under this Agreement in accordance with such standards as the Board may establish from time to time. The Company will provide Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

8. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management Executives of the Company.

          (b) The Executive shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Executive shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

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

          (c) In addition to the aforesaid paid vacations, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Board.

9. Indemnification. The Company shall indemnify and hold harmless Executive from any and all loss, expense, or liability that he may incur due to his services for the Company during the full Term of this Agreement and shall have the option to maintain insurance for such purposes.

10. Termination and Termination Pay. The Executive's employment hereunder may be terminated under the following circumstances:

          (a) Just Cause. The Board may, based on a good faith determination and only after giving the Executive written notice and a reasonable opportunity to cure, immediately terminate the Executive's employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

          (b) Without Just Cause. The Board may, by written notice to the Executive, immediately terminate his employment for a reason other than Just Cause, in which case the Executive shall be paid an amount equal to the balance of the compensation provided by this Agreement and the Severance payment provided by Section 3(b).

          (c) Resignation by Executive with Good Reason. The Executive may at any time immediately terminate employment for Good Reason, in which case the Executive shall be entitled to receive the following compensation and benefits:
(i) the base compensation provided pursuant to Section 3 hereof, up to the expiration date (the "Expiration Date") of the Term, including any renewal term, of this Agreement, (ii) the Severance payment provided by Section 3(b) and (iii) the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment.

          (d) Resignation by Executive without Good Reason. The Executive may voluntarily terminate employment with the Company during the Term of this Agreement, upon at least 60 days' prior written notice to the Company, in which case the Executive shall receive only his compensation and benefits up to the date of his resignation.

          (e) Retirement, Death, or Disability. If the Executive's employment terminates during the Term of this Agreement due to his death or Disability, the Executive (or the beneficiaries of his estate) shall be entitled to receive the compensation and benefits that the Executive would otherwise have become entitled to receive for the balance of the Term, but not to exceed six (6) months. If the Executive shall have been unable to perform the duties of his

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

position for a period of three (3) months, the Executive shall, if so requested by the Company, submit to an examination to determine the existence of a Disability.

     11.  Successors and Assigns.

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

12. Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement by it has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company.

13. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

14. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16. Survival. It is agreed by the parties that Section 6, "Non-Competition and Protection of Confidential Information" shall survive the termination of this Agreement.

17. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

18. SBA Holdings. By its execution below, SBA Holdings confirms the authorization to commit to elect the Executive to its Board of Directors.

                            [signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

Witnessed by:                             SMALL BUSINESS FUNDING, INC.


_________________________                  By _________________________________

                                           Its: _______________________________

Witnessed by:                                      EXECUTIVE


_________________________
                                           ____________________________________
                                                   Charles Freeman



                                          SBA HOLDINGS, INC.

                                          By: _________________________________

                                          Its: ________________________________

                              POSITION DESCRIPTION

                           CHARLES FREEMAN, PRESIDENT

                          SMALL BUSINESS FUNDING, INC.

1. Perform all duties traditionally associated with the position of President of a company.

2. Participate as a member of the Underwriting & Loan Committee of the Board and as a member of the board of SBA Holdings.

3.   Report to Board no less frequently than on a quarterly basis.

4. Subject to direction from the Board, maintain and establish a positive relationship with the SBA in Washington, D.C. and regional offices; be available to visit the relevant SBA offices.

5. Subject to direction from the Board, attempt to cause the Company to re-qualify and be certified under the "Preferred Lender Program."

6. Be available for participation in selected small business lending trade organizations, including participation in conferences and meetings thereof.

7. Subject to the supervision of the Board, address problem issues with past and future employees and employment related issues.

8. Subject to supervision of the Board, address loan defaults and related loan work-out situations.

9. Subject to supervision of the Board, address matters related to tenancy and landlord issues.

                               [SCHEDULES OMITTED]